                                                                     EXHIBIT 4.1

________________________________________________________________________________


                          AVCO ABS RECEIVABLES CORP.,
                                   as Seller,

                                      and

                  AVCO FINANCIAL SERVICES MANAGEMENT COMPANY,
                              as Master Servicer,

                                      and

                         AVCO FINANCIAL SERVICES, INC.
                               as Representative,

                                      and

                  ____________________________________________
                                   as Trustee

                                      and

                         THE ORIGINATORS LISTED HEREIN

                  ____________________________________________

                    FORM OF POOLING AND SERVICING AGREEMENT

                          Dated as of ________________

                          ____________________________

                   Home Equity Loan Asset-Backed Certificates

                                 Series 199_-_



________________________________________________________________________________

                                                             ARTICLE I
                                                            DEFINITIONS
Section 1.01.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Section 1.02.    Interest Calculations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25


                                                            ARTICLE II


                                             CONVEYANCE OF HOME EQUITY LOANS; ORIGINAL
                                              ISSUANCE OF CERTIFICATES; TAX TREATMENT

Section 2.01.    Conveyance of Home Equity Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Section 2.02.    Acceptance by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
Section 2.03.    Representations and Warranties Regarding the Master Servicer . . . . . . . . . . . . . . . . . . . . . . .  31
Section 2.04.    Representations and Warranties Regarding the Representative and the Originators  . . . . . . . . . . . . .  33
Section 2.05.    Representations and Warranties of the Originators Regarding the Home Equity Loans  . . . . . . . . . . . .  38
Section 2.06.    Representations and Warranties of the Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 2.07.    Substitution of Home Equity Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
Section 2.08.    Execution and Authentication of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 2.09.    Designation of Interests in REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Section 2.10.    Designation of Startup Day of REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 2.11.    REMIC Certificate Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 2.12.    Tax Returns and Reports to Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Section 2.13.    Tax Matters Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Section 2.14.    REMIC Related Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                            ARTICLE III


                                         ADMINISTRATION AND SERVICING OF HOME EQUITY LOANS

Section 3.01.    The Master Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
Section 3.02.    Collection of Certain Home Equity Loan Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Section 3.03.    Withdrawals from the Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
Section 3.04.    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 3.05.    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Section 3.06.    Management and Realization Upon Defaulted Home Equity Loans  . . . . . . . . . . . . . . . . . . . . . . .  59
Section 3.07.    Trustee to Cooperate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
Section 3.08.    Servicing Compensation; Payment of Certain Expenses by Master Servicer . . . . . . . . . . . . . . . . . .  62
Section 3.09.    Annual Statement as to Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Section 3.10.    Annual Servicing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

                                                                                                                            Page
                                                                                                                            ----
Section 3.11.    Access to Certain Documentation and Information Regarding the Home Equity Loans  . . . . . . . . . . . . .  63
Section 3.12.    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 3.13.    Reports to the Securities and Exchange Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
Section 3.14.    Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to
                 Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness . . . . .  63
Section 3.15.    Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 3.16.    Optional Purchase of Defaulted Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Section 3.17.    Superior Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 3.18.    Assumption Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
Section 3.19.    Reserved . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

                                                            ARTICLE IV


                                                   CERTIFICATE INSURANCE POLICY

Section 4.01.    Certificate Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Section 4.02.    Claims Upon the Certificate Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67


                                                             ARTICLE V

                                          PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS;
                                                   RIGHTS OF CERTIFICATEHOLDERS

Section 5.01.    Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Section 5.02.    Compensating Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
Section 5.03.    Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
Section 5.04.    Distribution Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Section 5.05.    Investment of Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73


                                                            ARTICLE VI

                                                         THE CERTIFICATES

Section 6.01.    The Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
Section 6.02.    Registration of Transfer and Exchange of Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Section 6.03.    Mutilated, Destroyed, Lost or Stolen Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 6.04.    Persons Deemed Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Section 6.05.    Appointment of Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80


                                                            ARTICLE VII
                                              THE SELLER, THE MASTER SERVICER AND THE
                                                          REPRESENTATIVE

                                                                                                                            Page
                                                                                                                            ----
Section 7.01.    Liability of the Seller, the Master Servicer and the Representative  . . . . . . . . . . . . . . . . . . .  81
Section 7.02.    Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the
                 Master Servicer or the Representative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 7.03.    Limitation on Liability of the Master Servicer and Others  . . . . . . . . . . . . . . . . . . . . . . . .  81
Section 7.04.    Master Servicer Not to Resign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
Section 7.05.    Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 7.06.    Indemnification of the Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
Section 7.07.    Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83

                                                           ARTICLE VIII


                                                              DEFAULT

Section 8.01.    Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
Section 8.02.    Trustee to Act; Appointment of Successor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Section 8.03.    Waiver of Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Section 8.04.    Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders . . . . . . . . . . . .  87
Section 8.05.    Trustee to Act Solely with Consent of the Certificate Insurer  . . . . . . . . . . . . . . . . . . . . . .  88
Section 8.06.    Home Equity Loans, Trust and Accounts Held for Benefit of the Certificate Insurer  . . . . . . . . . . . .  89
Section 8.07.    Certificate Insurer Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Section 8.08.    Notification to Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

                                                            ARTICLE IX


                                                            THE TRUSTEE

Section 9.01.    Duties of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Section 9.02.    Certain Matters Affecting the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
Section 9.03.    Trustee Not Liable for Certificates or Home Equity Loans . . . . . . . . . . . . . . . . . . . . . . . . .  96
Section 9.04.    Trustee May Own Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 9.05.    Master Servicer to Pay Trustee Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 9.06.    Eligibility Requirements for Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
Section 9.07.    Resignation or Removal of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
Section 9.08.    Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Section 9.09.    Merger or Consolidation of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
Section 9.10.    Appointment of Co-Trustee or Separate Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
Section 9.11.    Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
Section 9.12.    Trustee May Enforce Claims Without Possession of Certificates; Inspection  . . . . . . . . . . . . . . . . 101
Section 9.13.    Suits for Enforcement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102

                                                             ARTICLE X

                                                                                                                            Page
                                                                                                                            ----

                                                           TERMINATION

Section 10.01.   Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 102
Section 10.02.   Additional Termination Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

                                                            ARTICLE XI


                                                     MISCELLANEOUS PROVISIONS

Section 11.01.   Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
Section 11.02.   Recordation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 11.03.   Limitation on Rights of Certificateholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Section 11.04.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 11.05.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
Section 11.06.   Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.07.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.08.   Certificates Nonassessable and Fully Paid  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.09.   Third-Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.10.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.11.   Effect of Headings and Table of Contents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Section 11.12.   Insurance Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 11.13.   Claims Upon the Certificate Insurance Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 11.14.   Effect of Payments by the Certificate Insurer; Subrogation . . . . . . . . . . . . . . . . . . . . . . . . 110
Section 11.15.   Notices to the Certificate Insurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 111


EXHIBITS

         This Pooling and Servicing Agreement, dated as of ____________, 199_, among Avco ABS Receivables Corp., as Seller (the "Seller"), Avco Financial Services Management Company, as Master Servicer (the "Master Servicer"), Avco Financial Services, Inc., as Representative (the "Representative"), the entities listed on Exhibit D hereto (collectively, the "Originators") and _________________________________________, as Trustee (the "Trustee").

                         W I T N E S S E T H  T H A T:

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions

         Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

         Accounts: Collectively, the Collection Account and the Distribution Account.

         Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

         Aggregate Class A Principal Balance: As to any Distribution Date, the sum of the Class Principal Balances of each Class of Class A Certificates immediately prior to such Distribution Date.

         Aggregate Principal Balance: As of any date of determination, the sum of all the Principal Balances of the Home Equity Loans.

         Agreement: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

         Amortized Overcollateralized Amount Requirement: With respect to any Distribution Date, the product of (x) _____% and (y) the Aggregate Principal Balance of the Home Equity Loans at the end of the related Due Period.

         Appraised Value: The appraised value of the Mortgaged Property based upon the appraisal made by or for the originator at the time of the origination of the related Home Equity Loan or sales price of such property at such time.

         Assignment of Mortgage: With respect to any Mortgage, an assignment, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee.

         Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

         Available Funds: As to any Distribution Date, the sum of all amounts described in clauses (i) through (vii) inclusive, of Section 3.02(b) received by the Master Servicer (including any amounts paid by the Master Servicer and the Seller and excluding (a) any amounts not required to be deposited in the Collection Account pursuant to Section 3.02(b), (b) any amounts paid to the Master Servicer pursuant to Sections 3.03(ii), (iii), (iv), (v), (vi), (vii) and (viii) in respect of the Home Equity Loans as of the related Determination Date and (c) any amounts paid by the Seller pursuant to clause (iv) of the definition of Purchase Price or clause (d) of the definition of Substitution Adjustment in respect of the Home Equity Loans to the extent such payment is in respect of amounts incurred by or imposed on the Seller or the Trustee) during the related Due Period and deposited into the Collection Account as of the Determination Date. No amount included in this definition by virtue of being described by any component of the definition thereof shall be included twice by virtue of also being described by any other component or otherwise.

         Balloon Loan: Any Home Equity Loan that provided on the date of origination for scheduled monthly payment in level amounts substantially lower than the amount of the final scheduled payment.

         BIF: The Bank Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Bank Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Blanket Mortgage: The mortgage or mortgages encumbering a Cooperative Property.

         Book-Entry Certificate: Any Class A Certificate registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository).

         Business Day: Any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking institutions in New York City or the city in which the corporate trust office of the Trustee under this Agreement is located are authorized or obligated by law or executive order to close.

         Certificate: Any one of the Class A Certificates or the Class R Certificates.

         Certificate Principal Balance: As to any date of determination, the aggregate of the Class Principal Balances of the Classes of Certificates.

         Certificate Insurance Policy: The Financial Guaranty Insurance Policy (No._____) with respect to the Class A Certificates, and all endorsements thereto dated, the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class A Certificates.

         Certificate Insurer: _______________________, a ______________ company organized and created under the laws of _____________, or any successor thereto.

         Certificate Insurer Default: The existence and continuance of any of the following:

                 (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms; or

                 (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, rehabilitation, reorganization or other similar law or (ii) a decree or order adjudging the Certificate Insurer a bankrupt or insolvent or approving as properly filed a petition seeking reorganization, rehabilitation, arrangement, adjustment or composition of or in respect of the Certificate Insurer under any applicable United States federal or state law, or appointing a custodian, receiver, liquidator, rehabilitator, assignee, trustee, sequestrator or other similar official of the Certificate Insurer or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                 (c) the commencement by the Certificate Insurer of a voluntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Certificate Insurer to the entry of a decree or order for relief in respect of the Certificate Insurer in an involuntary case or proceeding under any applicable United States federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Certificate Insurer, or the filing by the Certificate Insurer of a petition or answer or consent seeking reorganization or relief under any applicable United States federal or state law, or the consent by the Certificate Insurer to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Certificate Insurer or of any substantial part of its property, or the making by the Certificate Insurer of an assignment for the benefit of its creditors, or the failure by the Certificate Insurer to pay debts generally as they become due, or the admission by the Certificate Insurer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Certificate Insurer in furtherance of any such action.

         Certificate Owner: The Person who is the beneficial owner of a Book-Entry Certificate.

         Certificate Rate: As to any Class of Certificates, the respective per annum rate set forth or described below:

         Class                                     Certificate Rate
         -----                                     ----------------
         A-1                                               %
         A-2                                               %
         A-3                                               %
         A-4                                               %
         R                                               (1)

___________________

(1)  The Class R Certificates have no Certificate Rate.

         Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 6.02.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent, direction, waiver or request pursuant to this Agreement,
(x) any Certificate registered in the name of the Seller or any Person known to a Responsible Officer to be an Affiliate of the Seller and (y) any Certificate for which the Seller or any Person known to a Responsible Officer to be an Affiliate of the Seller is the Certificate Owner or Holder shall be deemed not to be outstanding (unless to the knowledge of a Responsible Officer (i) the Seller or such Affiliate is acting as trustee or nominee for a Person who is not an Affiliate of such Seller and who makes the voting decision with respect to such Certificates or (ii) the Seller or such Affiliate is the Certificate Owner or Holder of all the Certificates of a Class, but only with respect to the Class as to which the Seller or such Affiliate owns all the Certificates) and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent, direction, waiver or request has been obtained.

         Civil Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Civil Relief Act Interest Shortfall: With respect to any Distribution Date, for any Home Equity Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Civil Relief Act, the amount by which (i) interest collectible on such Home Equity Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Home Equity Loan at the Loan Rate for such Home Equity Loan before giving effect to the application of the Civil Relief Act.

         Class: All Certificates having the same designation.

         Class A Certificate: Any certificate executed and authenticated by the Trustee substantially in the form set forth in Exhibit A and designated as a Class A-1, Class A-2, Class A-3 or Class A-4 Certificate pursuant to Section 6.01.

         Class A Certificateholder: A Holder of a Class A Certificate.

         Class A Monthly Principal Distributable Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the immediately preceding Due Period: (i) that portion of all Monthly Payments allocable to principal on Home Equity Loans, including all full and partial principal prepayments received during the related Due Period, (ii) the Principal Balance of all Home Equity Loans that became Liquidated Home Equity Loans for the first time during the related Due Period, (iii) the portion of the Purchase Price allocable to principal of all Defective Home Equity Loans that were repurchased during the related Due Period, and any Substitution Adjustments for Home Equity Loans, deposited to the Distribution Account pursuant to Section 2.06 on or prior to the related Determination Date and not previously distributed, and (iv) Distributable Excess Spread.

         Class A Principal Shortfall Amount: With respect to any Distribution Date, the amount, if any by which the Aggregate Class A Principal Balance, after giving effect to all distributions of the Class A Monthly Principal Distributable Amount (exclusive of Distributable Excess Spread) and any draws under the Certificate Insurance Policy for such Distribution Date, exceeds the Aggregate Principal Balance as of the end of the related Due Period.

         Class A Principal Distribution: With respect to any Distribution Date (other than the Final Scheduled Distribution Date), the excess of (A) the sum of the Class A Monthly Principal Distributable Amount for such Distribution Date and Class A Principal Shortfall Amount over (B) the O/C Reduction Amount for such Distribution Date; provided, however, that the Class A Principal Distribution shall not exceed the Aggregate Class A Principal Balance. The "Class A

Principal Distribution" on the Final Scheduled Distribution Date will equal the Aggregate Class A Principal Balance as of such Distribution Date.

         Class A-1 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-1 Certificate pursuant to Section 6.01.

         Class A-2 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-2 Certificate pursuant to Section 6.01.

         Class A-3 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-3 Certificate pursuant to Section 6.01.

         Class A-4 Certificate: Any Certificate executed and authenticated by the Trustee substantially in the form attached hereto as Exhibit A and designated as a Class A-4 Certificate pursuant to Section 6.01.

         "Class A-4 Lockout Distribution Amount": With respect to any Distribution Date means the product of (i) the applicable Class A-4 Lockout Percentage for such Distribution Date and (ii) the Class A-4 Lockout Pro Rata Distribution Amount for such Distribution Date.

         "Class A-4 Lockout Percentage": With respect to each Distribution Date occurring during the indicated periods means the indicated percentage:

                                                                    Class A-4
                           Period                              Lockout Percentage
                           ------                              ------------------
               ___________ 199_ - ______ 200_                           __%
               ___________ 200_-  ______ 200_                           __%
               ___________ 200_ - ______ 200_                           __%
               ___________ 200_ - ______ 200_                           __%
               ___________ 200_  and thereafter                         __%

         "Class A-4 Lockout Pro Rata Distribution Amount": With respect to any Distribution Date means an amount equal to the product of (x) a fraction, the numerator of which is the Class Principal Balance of the Class A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the Aggregate Class Principal Balance immediately prior to such Distribution Date, and (y) the Class A Monthly Principal Distribution Amount for such Distribution Date.

         Class Interest Carryover Shortfall: With respect to any Class of Class A Certificates and any Distribution Date, the amount by which the Class Interest Distribution for such Class for each prior Distribution Date exceeded the amount of interest actually distributed on such prior Distribution Dates.

         Class Interest Distribution: With respect to any Distribution Date and each Class of Class A Certificates, the sum of (i) the applicable Class Monthly Interest Distributable Amount for such Class on such Distribution Date and (ii) the applicable Outstanding Class Interest Carryover Shortfall for such Class on such Distribution Date.

         Class Monthly Interest Distributable Amount: As to any Distribution Date and Class of Class A Certificates, interest accrued during the related Interest Period at the applicable Certificate Rate on the related Class Principal Balance, reduced by an amount equal to such Class' pro rata share (based on the amount of interest to which such Class would have otherwise been entitled) of the related Civil Relief Act Interest Shortfall, if any, for such Distribution Date.

         Class Principal Balance: As of any date of determination and Class of Class A Certificates, the Original Class Certificate Principal Balance for such Class reduced by the sum of all amounts previously distributed to the Certificateholders of such Class in respect of principal on all previous Distribution Dates.

         Class R Certificate: Any Certificate designated as such and executed and authenticated by the Trustee substantially in the form set forth in Exhibit B hereto.

         Class R Certificateholder: The Holder of a Residual Certificate.

         Closing Date: ___________, 199_.

         Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

         Collection Account: The custodial account or accounts created and maintained for the benefit of the Certificateholders pursuant to Section 3.02(b). The Collection Account shall be an Eligible Account.

         Combined Loan-to-Value Ratio or CLTV: With respect to any Home Equity Loan, the sum of the original principal balance of such Home Equity Loan and the outstanding principal balance of the First Lien, if any, as of the date of origination of the Home Equity Loan, divided by the Appraised Value.

         [Compensating Interest: As to any Distribution Date, the amount calculated pursuant to Section 5.02.]

         Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under
Section 216 of the Code.

         Cooperative Loan: Any Home Equity Loan secured by Cooperative Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

         Cooperative Shares: Shares issued by a Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Corporate Trust Office: The principal office of the Trustee at which at any particular time its corporate business shall be administered, which office on the Closing Date is located at _______________________, Attention:
_________________.

         Cumulative Net Losses: The amount by which the aggregate Principal Balance of, and accrued interest on, all Liquidated Home Equity Loans exceeds the Net Liquidation Proceeds for such Home Equity Loans allocated to principal and accrued interest.

         Curtailment: With respect to a Home Equity Loan, any payment of principal received during a Due Period as part of a payment that is in excess of the amount of the Monthly Payment due for such Due Period and which is not intended to satisfy the Home Equity Loan in full, nor is intended to cure a delinquency.

         Cut-Off Date: The close of business on ___________, 199_.

         Cut-Off Date Pool Principal Balance: $______________.

         Cut-Off Date Principal Balance: With respect to any Home Equity Loan, the unpaid principal balance thereof as of the Cut-Off Date (or as of the applicable date of substitution with respect to an Eligible Substitute Home Equity Loan pursuant to Section 2.02 or 2.04).

         Defective Home Equity Loan: Any Home Equity Loan subject to repurchase or substitution pursuant to Section 2.02 or 2.04.

         Deficiency Amount: With respect to any Distribution Date, the excess, if any, of (A) (i) the Class Monthly Interest Distributable Amount for each Class of Class A Certificates (net of any Civil Relief Act Interest Shortfalls) plus any Outstanding Class Interest Carryover Shortfall for each Class of Class A Certificates and (ii) the Guaranteed Principal Distribution Amount over (B) Available Funds without regard to any Insured Payments to be made as of such Distribution Date).

         Definitive Certificates: As defined in Section 6.02(c).

         Delinquency Loss Factor: The sum of:

                 (a) the principal balance of all loans 30-59 days contractually delinquent multiplied by ____%;

                 (b) the principal balance of all loans 60-89 days contractually delinquent multiplied by _____%; and

                 (c) the principal balance of all loans 90 or more days (including loans in foreclosure and REO) contractually delinquent multiplied by ____%.

         Delinquent: A Home Equity Loan is "Delinquent" if any Monthly Payment due thereon is not made by the close of business on the day the related Monthly Payment is scheduled to be due. A Home Equity Loan is "30 days Delinquent" if such Monthly Payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such Monthly Payment was due, or, if there is not such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of Class A-1, Class A-2, Class A-3 and Class A-4, Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the UCC of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: With respect to any Distribution Date, the _____ Business Day prior to such Distribution Date.

         Distributable Excess Spread: As to any Distribution Date, the excess, if any, of the Specified O/C Amount for such Distribution Date over the O/C Amount on such date.

         Distribution Account: The account established by the Trustee pursuant to Section 5.04. The Distribution Account shall be an Eligible Account.

         Distribution Date: The _______ day of each month, or, if such day is not a Business Day, then the next Business Day, beginning in ______ 199_.

         Due Date: As to any Home Equity Loan, the day of the month on which the Monthly Payment is due from the Mortgagor.

         Due Period: With respect to (a) the first Determination Date (i) for collections of principal, the period from and including __________, 199_ through and including __________, 199_ and (ii) for collections of interest, the period from and including __________, 199_ through and including __________, 199_ and (b) with respect to each Determination Date thereafter, for collections of both interest and principal, the period from and including the ____ day of the month preceding the month of such Determination Date to and including the ____ day of the month of such Determination Date.

         Electronic Ledger: The electronic master record of Home Equity Loans maintained by the Master Servicer.

         Eligible Account: A segregated account that is (i) maintained with a depository institution whose short-term debt obligations and long- term debt obligations at the time of any deposit therein and throughout the time the interest is maintained are rated at least "P-1" by Moody's, "A-1" by Standard & Poor's and "F-1" by Fitch and "A2" by Moody's and "A" by Standard & Poor's and Fitch, respectively, and that the deposits in such account or accounts are fully insured by either the BIF or the SAIF and which is any of (a) a federal savings and loan association duly organized, validly existing and in good standing under the applicable banking laws of any state, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association duly organized, validly existing and in good standing under the federal banking laws or (d) a principal subsidiary of a bank holding company, and in each case of (a)-(d), approved in writing by the Certificate Insurer, (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity, or (iii) an account otherwise acceptable to each Rating Agency and the Certificate Insurer as evidenced by a letter from each Rating Agency and the Certificate Insurer to the Trustee, without reduction or withdrawal of the then current ratings of the Certificates.

         Eligible Investments: One or more of the following (excluding any callable investments purchased at a premium):

                 (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

                 (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating category (which, if Standard & Poor's and/or Moody's is a rating Agency, is "A-1+" for Standard & Poor's and "P-1" for Moody's);

                 (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is a Rating Agency, shall each have an original maturity of not more than 90 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest unsecured short-term debt rating category;

                 (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating categories;

                 (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest rating category of long term unsecured debt;

                 (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of "Aaa" by Moody's and either "AAAm" or "AAAm-G" by Standard & Poor's; and

                 (vii) other obligations or securities that are acceptable to each Rating Agency and the Certificate Insurer as an Eligible Investment hereunder and will not result in a reduction in the then current rating of the Certificates without regard to the Certificate Insurance Policy, as evidenced by a letter to such effect from such Rating Agency and the Certificate Insurer and with respect to which the Master Servicer has received confirmation that, for tax purposes, the investment complies with the last clause of this definition;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

         Eligible Substitute Home Equity Loan: A Home Equity Loan substituted by the Representative or the applicable Originator for a Defective Home Equity Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Home Equity Loan for a Defective Home Equity Loan, an aggregate Principal Balance), not in excess of and not more than 5% less than the Principal Balance of the Defective Home Equity Loan; (ii) have a Loan Rate not less than the Loan Rate of the Defective Home Equity Loan and not more than 2% in excess of the Loan Rate of such Defective Home Equity Loan; (iii) have a Mortgage of the same or higher level of priority as the Mortgage relating to the Defective Home Equity Loan at the time such Mortgage was transferred to the Trust; (v) have a remaining term to maturity not more than two years earlier and not later than the remaining term to maturity of the Defective Home Equity Loan; (v) comply with each representation and warranty set forth in Section 2.05 (deemed to be made as of the date of substitution); (vi) have an original Combined Loan-to-Value Ratio not greater than that of the Defective Home Equity Loan; and (vii) be of the same type of Mortgaged Property as the Defective Home Equity Loan or a detached single family residence. More than one Eligible Substitute Home Equity Loan may be substituted for a Defective Home Equity Loan if such Eligible Substitute Home Equity Loans meet the foregoing attributes in the aggregate and such substitution is approved in writing in advance by the Certificate Insurer.

         Event of Default: As defined in Section 8.01.

         Excess O/C Amount: As to any Distribution Date, the amount by which
(i) the O/C Amount for such Distribution Date exceeds (ii) the Specified O/C Amount for such Distribution Date.

         Excess Spread: With respect to any Distribution Date, the excess, if any, of (x) Available Funds for such Distribution Date over (y) (a) the amount required to be distributed pursuant to Section 5.01(a)(i)(1)-(4), on such Distribution Date.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation.

         Final Scheduled Distribution Date: The Distribution Date in
___________.

         First Lien: With respect to any Home Equity Loan which is a second priority lien, the Home Equity Loan relating to the corresponding Mortgaged Property having a first priority lien.

         Fiscal Agent: As defined in the Certificate Insurance Policy.

         Fitch: Fitch IBCA, Inc., or it successor in interest.

         FNMA: The Federal National Mortgage Association.

         Foreclosure Profits: With respect to a Liquidated Home Equity Loan, the amount, if any, by which (i) the aggregate of its Net Liquidation Proceeds exceeds (ii) the related Principal Balance (plus accrued and unpaid interest thereon at the applicable Loan Rate from the date interest was last paid through the date of receipt of the final Liquidation Proceeds) of such Liquidated Home Equity Loan immediately prior to the final recovery of its Liquidation Proceeds.

         Guaranteed Principal Distribution Amount: With respect to any Distribution Date, (a) the amount, if any, by which the Certificate Principal Balance exceeds the Pool Principal Balance at the end of the previous month (after giving effect to all distributions of principal on the related Class A Certificates on such Distribution Date).

         Home Equity Loan Schedule: With respect to any date, the schedule of Home Equity Loans transferred to the Trust on the Closing Date and constituting assets of the Trust. The Home Equity Loan Schedule is the schedule set forth herein as Exhibit C, which schedule sets forth as to each Home Equity Loan: (i) the Cut-Off Date Principal Balance, (ii) the account number, (iii) the original principal amount, (iv) the CLTV as of the date of the origination of the related Home Equity Loan, (v) the Due Date, (vi) the Loan Rate as of the Cut-Off Date, (vii) the first date on which a Monthly Payment is or was due under the Mortgage Note, (viii) the original stated maturity date of the Mortgage Note and if the Home Equity Loan is a Balloon Loan, the amortization terms, (ix) the remaining number of months to maturity as of the Cut-Off Date,
(x) the state in which the related Mortgaged Property is situated, (xi) the type of property and (xii) the lien status. The Seller shall indicate to the Trustee which Home Equity Loans are Cooperative Loans. The Home Equity Loan Schedule will be amended from time to time to reflect the substitution of an Eligible Substitute Home Equity Loan for a Defective Home Equity Loan from time to time hereunder.

         Home Equity Loans: The Home Equity Loans that are transferred and assigned to the Trustee pursuant to Sections 2.01, 2.07 and 2.14, together with the Related Documents, exclusive of Home Equity Loans that are transferred to the Representative, an Originator or the Seller, as the case may be, from time to time pursuant to Section 2.02, 2.05 or 3.16, as from time to time are held as a part of the Trust, such Home Equity Loans originally so held being identified in the Home Equity Loan Schedule delivered on the Closing Date.

         Insurance Agreement: The Insurance Agreement dated as of ___________, 199_ among the Master Servicer, the Seller, the Trustee, the Representative, the Originators listed therein and the Certificate Insurer, including any amendments and supplements thereto.

         Insurance Proceeds: Proceeds paid by any insurer (other than the Certificate Insurer) pursuant to any insurance policy covering a Home Equity Loan or Mortgaged Property, [or amounts required to be paid by the Master Servicer pursuant to Section 3.05], net of any component thereof (i) covering any expenses incurred by or on behalf of the Master Servicer in connection with obtaining such proceeds, (ii) applied to the restoration or repair of the related Mortgaged Property, (iii) released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures or (iv) required to be paid to any holder of a mortgage senior to such Home Equity Loan.

         Insured Payment: With respect to any Distribution Date, (i) any Deficiency Amount and (ii) any Preference Amount.

         Interest Period: With respect to any Distribution Date, the period from the first day of the calendar month preceding the month of such Distribution Date through the last day of such calendar month.

         Late Payment Rate: For any Distribution Date, the lesser of (i) the rate of interest, [as it is publicly announced by Citibank, N.A. at its principal office in New York, New York as its prime rate (any change in such prime rate of interest to be effective on the date such change is announced by Citibank, N.A.), plus 2%] and (ii) the maximum rate permissible under any applicable law limiting interest rates. The Late Payment Rate shall be computed on the basis of a 365-day year and the actual number of days elapsed.

         Liquidated Home Equity Loan: As to any Distribution Date, any Home Equity Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Due Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Home Equity Loan or disposition of the related REO Property have been recovered.

         Liquidation Loan Losses: For each Liquidated Home Equity Loan the amount, if any, by which the Principal Balance thereof plus accrued and unpaid interest thereon plus unreimbursed Servicing Advances is in excess of the Liquidation Proceeds realized thereon.

         Liquidation Proceeds: Proceeds (including Insurance Proceeds but not including amounts drawn under the Certificate Insurance Policy) received in connection with the liquidation of any Home Equity Loan or related REO Property, whether through trustee's sale, foreclosure sale or otherwise.

         Loan Losses: The aggregate of the Liquidation Loan Losses for all Liquidated Home Equity Loans.

         Loan Rate: With respect to any Home Equity Loan as of any day, the per annum rate of interest applicable under the related Mortgage Note to the calculation of interest for such day on the Principal Balance.

         Loss Factor: For the first 30 Distribution Dates, (i) if the Cumulative Net Losses divided by the Maximum Collateral Amount is less than or equal to _________, then the Loss Factor shall be equal to one and (ii) if the Cumulative Net Losses divided by the Maximum Collateral Amount is greater than _________ the Loss Factor shall be equal to ___________. Thereafter, (i) if the Cumulative Net Losses divided by the Maximum Collateral Amount is less than or equal to _________ and the Cumulative Net Losses were not in excess of the product of _________ and the Maximum Collateral Amount at the close of the period described in clause (a) of the definition of Specified O/C Amount, then the Loss Factor shall be equal to one and (ii) if the Cumulative Net Losses divided by the Maximum Collateral Amount is greater than _________ the Loss Factor shall be equal to _______; provided, however, that if the Loss Factor pursuant to the first sentence of this definition was ______ on the 30th Distribution Date, the factor referred to above shall remain ________.

         Maintenance: With respect to any Cooperative Unit, the rent paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Majority Certificateholder: The Holder or Holders of Class A Certificates evidencing Voting Rights in excess of 51% in the aggregate.

         Master Servicer: Avco Financial Services Management Company, or its successors or assigns.

         Maximum Collateral Amount: The Aggregate Principal Balance as of the Cut-Off Date.

         Monthly Advance: An advance made by the Master Servicer pursuant to
Section 3.15.

         Monthly Payment: The scheduled monthly payment of principal and/or interest required to be made by a Mortgagor on the related Home Equity Loan.

         Moody's: Moody's Investors Service, Inc. or its successor in interest.

         Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple interest in real property securing a Home Equity Loan.

         Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Home Equity Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Note: With respect to a Home Equity Loan, the note pursuant to which the related mortgagor agrees to pay the indebtedness evidenced thereby which is secured by the related Mortgage.

         Mortgaged Property: The underlying property, including real property and improvements thereon, securing a Home Equity Loan, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

         Mortgagor: The obligor or obligors under a Mortgage Note.

         Net Liquidation Proceeds: With respect to any Liquidated Home Equity Loan, Liquidation Proceeds net of unreimbursed Servicing Fees, Servicing Advances and Monthly Advances with respect thereto.

         Net Loan Rate: With respect to any Home Equity Loan as to any day, the Loan Rate less the Servicing Fee Rate.

         Nonrecoverable Advances: With respect to any Home Equity Loan, (i) any Servicing Advance or Monthly Advance previously made and not reimbursed pursuant to Section 3.03(ii) or (ii) a Servicing Advance or Monthly Advance proposed to be made in respect of a Home Equity Loan or REO Property which, in the good faith business judgment of the Master Servicer, as evidenced by an Officer's Certificate delivered to the Certificate Insurer, the Seller and the Trustee no later than the Business Day following such determination, would not be ultimately recoverable pursuant to Sections 3.03(ii) or (vi) or 5.01(a)(ii)(2) or (3).

         O/C Amount: As to any Distribution Date, the excess, if any, of (a) the Pool Principal Balance as of the close of business on the last day of the related Due Period over (b) the Aggregate Class A Principal Balance (after giving effect to amounts otherwise available in respect of the Class A Monthly Principal Distributable Amount for such Distribution Date).

         O/C Reduction Amount: As to any Distribution Date, an amount equal to the lesser of (i) the Excess O/C Amount for such Distribution Date and (ii) Available Funds remaining after making the distributions required to be made pursuant to Section 5.01(a)(i)(1) and (2).

         Officer's Certificate: A certificate signed by the President, an Executive Vice President, a Senior Vice President, a First Vice President, a Vice President, Assistant Vice President, the Treasurer, Assistant Treasurer, Assistant Secretary, Controller or Assistant Controller of the Master Servicer and delivered to the Trustee.

         Opinion of Counsel: A written opinion of counsel reasonably acceptable to the Trustee, who may be in-house counsel for the Master Servicer or the Seller (except that any opinion relating to the qualification of the Trust as a REMIC or compliance with the REMIC Provisions must be an opinion of independent outside counsel) and who, in the case of opinions delivered to each of the Certificate Insurer and the Rating Agency, is reasonably acceptable to it.

         Optional Termination Date: The Distribution Date following the Due Period at the end of which the Pool Principal Balance is less than 10% of the Aggregate Principal Balance as of the Cut-off Date.

         Original Class Certificate Principal Balance: As to any Class, the respective amount set forth below opposite such Class:

                                                            Original Class Certificate
         Class                                              Principal Balance
         --------                                           -----------------
         A-1     $
         A-2     $
         A-3     $
         A-4     $
         R         (1)
----------

(1) This Class has no Class Certificate Principal Balance.

         Originator: Any of the entities listed on Exhibit D hereto, each of which is a direct or indirect wholly-owned subsidiary of the Representative.

         Outstanding Class Interest Carryover Shortfall: As to any Class of Class A Certificates and any Distribution Date, the amount of Class Interest Carryover Shortfall for such Distribution Date plus one month's interest thereon, at the related Certificate Rate, to the extent permitted by law.

         Ownership Interest: As to any Certificate or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

         Paying Agent: Any paying agent appointed pursuant to Section 6.05.

         Percentage Interest: With respect to any Class A Certificate, the percentage obtained by dividing the principal denomination of such Certificate by the aggregate of the principal denominations of all Class A Certificates of the same Class. With respect to the Class R Certificates, the portion of the Class evidenced thereby as stated on the face thereof, which shall be either 99.999999% or, but only with respect to the Tax Matters Person Residual Interest held by the Tax Matters Person, 0.000001%.

         Permitted Transferee: Any Person other than (i) the United States or any State or any political subdivision thereof or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives describe in Code section
521) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vi) any other Person so designated by the Trustee based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Trust to fail to qualify as a REMIC at any time the Certificates are outstanding. The terms "United States", "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         Pool Principal Balance: With respect to any date, the aggregate of the Principal Balances of all Home Equity Loans as of such date.

         Preference Amount: Any amount previously distributed to a Mortgagor on a Home Equity Loan that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time, in accordance with a final nonappealable order of a court having competent jurisdiction.

         Preference Claim: As defined in Section 4.03.

         Premium Amount: As to any Distribution Date occurring on or after ______ 199_, the product of the Premium Percentage and the Aggregate Class A Principal Balance after giving effect to distributions to be made on such Distribution Date.

         Premium Percentage: As defined in the Insurance Agreement.

         [Prepayment Assumption: A conditional rate of prepayment equal to ______% per annum in the first month of the life of the Home Equity Loans and an additional ______% (precisely in each month thereafter until the tenth month; beginning in the tenth month and in each month thereafter during the life of the Home Equity Loans, a conditional prepayment rate of ______% per annum each month is assumed.]

         Prepayment Interest Shortfall: With respect to any Distribution Date, for each Home Equity Loan that was the subject during the related Due Period of a Principal Prepayment in full an amount equal to the excess, if any, of (i) 30 days' interest on the Principal Balance of such Home Equity Loan at the Net Loan Rate (or at such lower rate as may be in effect for such Home Equity Loan pursuant to application of the Civil Relief Act) over (ii) the amount of interest actually remitted by the Mortgagor in connection with such Principal Prepayment less the Servicing Fee for such Home Equity Loan in such month.

         Principal Balance: As to any Home Equity Loan and any day, other than a Liquidated Home Equity Loan, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of any such Home Equity Loan. For purposes of this definition, a Liquidated Home Equity Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Home Equity Loan immediately prior to the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.

         Principal Prepayment: Any payment or other recovery of principal on a Home Equity Loan equal to the outstanding principal balance thereof, received in advance of the final scheduled Due Date which is intended to satisfy a Home Equity Loan in full.

         Projected Monthly Excess Cashflow: As of any date of calculations, [five] times the Excess Spread existing on the Distribution Date immediately preceding such date of calculation.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

         Prospectus: The base prospectus of the Seller dated ________, 199_.

         Prospectus Supplement: The prospectus supplement dated ____________, 199_, relating to the offering of the Class A Certificates.

         Purchase Price: As to any Home Equity Loan repurchased on any date pursuant to Section 2.02 or 2.05, an amount equal to the sum of (i) the unpaid Principal Balance thereof, (ii) the greater of (a) all unpaid accrued interest thereon to the end of the Due Period preceding the Distribution Date on which such Purchase Price is included in Available Funds and (b) 30 days' interest thereon, computed at the applicable Loan Rate, (iii) (x) any unreimbursed Servicing Advances with respect to such Home Equity Loan and (y) expenses reasonably incurred or to be incurred by the Master

Servicer, the Trust or the Trustee in respect of the breach or defect giving rise to the purchase obligation and (iv) the amount of any penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, fees and expenses incurred by or imposed on the Seller, the Trustee or the Trust or with respect to which any of them are liable arising from a breach by the Representative or the applicable Originator of its representations and warranties in Section 2.05.

         Rating Agency: Any statistical credit rating agency, or its successor, that rated the Class A Certificates at the request of the Seller at the time of the initial issuance of the Certificates. If such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee. References herein to the highest short term unsecured rating category of a Rating Agency shall mean "A-1+" or better in the case of Standard & Poor's and "P-1" or better in the case of Moody's and in the case of any other Rating Agency shall mean such equivalent ratings. References herein to the highest long-term rating category of a Rating Agency shall mean "AAA" in the case of Standard & Poor's and "Aaa" in the case of Moody's and in the case of any other Rating Agency, such equivalent rating.

         Rating Agency Condition: With respect to any action, that (i) each Rating Agency (other than Standard & Poor's) shall have been given 10 days' prior notice thereof (or such shorter period as shall be acceptable to the Rating Agencies) and that none of the Rating Agencies shall have notified the Seller, the Master Servicer or the Trustee in writing that such action will, in and of itself, result in a reduction or withdrawal of the then current rating of any class of the Certificates and (ii) Standard & Poor's, if it is still a Rating Agency, shall have notified the Seller, the Master Servicer or the Trustee in writing that such action will not, in and of itself, result in a reduction or the withdrawal of the then current rating of any class of the Certificates.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Home Equity Loan, which establishes the rights of such originator in the Cooperative Property.

         Record Date: The last Business Day of the month immediately preceding the month in which the related Distribution Date occurs.

         Regular Certificates: The Class A-1, Class A-2, Class A-3, and Class A-4, Certificates.

         Reimbursement Amount: As of any Distribution Date, the sum of (x) (i) Insured Payments previously received by the Trustee and not previously re-paid to the Certificate Insurer pursuant to Sections 5.01(a)(i)(4) and 5.01(a)(ii)(3) plus (ii) interest accrued on such Insured Payment not previously repaid calculated at the Late Payment Rate from the date the Trustee received such Insured Payment and (y) (i) the amount of any Premium Amount not paid on the date due plus (ii) interest on such amount at the Late Payment Rate and (z) (i) any other amounts then owing to the Certificate Insurer under the Insurance Agreement plus (ii) interest on such amounts at the Late

Payment Rate. The Certificate Insurer shall notify the Trustee and the Seller of the amount of any Reimbursement Amount.

         Related Documents: As defined in Section 2.01.

         Released Mortgaged Property Proceeds: As to any Home Equity Loan, proceeds received by the Master Servicer in connection with (a) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (b) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which are not released to the Mortgagor in accordance with applicable law and mortgage servicing standards the Master Servicer would use in servicing Home Equity Loans for its own account and this Agreement.

         REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

         REMIC Certificate Maturity Date: The "latest possible maturity date" as that term is defined in Section 2.11.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

         REO Property: A Mortgaged Property that is acquired by the Master Servicer on behalf of the Trustee in foreclosure or by deed in lieu of foreclosure.

         Representative: Avco Financial Services, Inc., or any successor thereto or successor hereunder.

         Residential Dwelling: A one- to four-family dwelling, a unit in a planned unit development, a unit in a condominium development or a townhouse.

         Residual Certificates: The Class R Certificates.

         Responsible Officer: When used with respect to the Trustee, any officer assigned to the corporate trust group (or any successor thereto), including any vice president, assistant vice president, trust officer, any assistant secretary, any trust officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to the Seller, the Master Servicer or the Representative, the President or any Vice President, Assistant Vice President or any Secretary or Assistant Secretary.

         SAIF: The Savings Association Insurance Fund, as from time to time constituted, created under the Financial Institutions Reform, Recovery and Enhancement Act of 1989, or, if at any time after the execution of this Agreement the Savings Association Insurance Fund is not existing and performing duties now assigned to it, the body performing such duties on such date.

         Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note, which defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

         Seller: Avco ABS Receivables Corp. a Nevada corporation, or any successor thereto.

         Servicing Advances: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.04, 3.06 or 3.19 and (v) in connection with the liquidation of a Home Equity Loan, expenditures relating to the purchase or maintenance of the First Lien pursuant to Section 3.17, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer to the extent provided in Sections 3.03(ii) and (vi), 3.06 and 5.01(a)(ii)(2).

         Servicing Certificate: A certificate completed and executed by a Servicing Officer on behalf of the Master Servicer.

         Servicing Compensation: The Servicing Fee and other amounts to which the Master Servicer is entitled pursuant to Section 3.08.

         Servicing Fee: As to each Distribution Date and each Home Equity Loan, the annual fee payable to the Master Servicer, which subject to Section 3.02 is calculated as an amount equal to the product of the Servicing Fee Rate and the Principal Balance thereof at the beginning of the related Due Period. The Master Servicer will pay any fees due the Sub-Servicers from the Servicing Fee.

         Servicing Fee Rate: ___% per annum.

         Servicing Officer: Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Home Equity Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee (with a copy to the Certificate Insurer) by the Master Servicer, as such list may be amended from time to time.

         Specified O/C Amount: (a) For any Distribution Date occurring during the period commencing on the Closing Date and ending on the later of the date upon which principal in the amount of one-half the Maximum Collateral Amount has been received by the Class A Certificateholders and the 30th Distribution Date following the Closing Day, the greater of (i) an amount equal to ______% of the related Maximum Collateral Amount and (ii) the product of the applicable Loss Factor and the excess of (A) one-half of the aggregate Principal Balances of the sum of (x) all Home Equity Loans which are 90 or more days Delinquent or for which foreclosure proceedings have commenced and (y) of Home Equity Loans with respect to which the related Mortgaged Property is REO Property and which became REO Property prior to the related Home Equity Loan becoming 90 days' Delinquent over (B) the related Projected Monthly Excess Cash Flow as of such Distribution Date;

                 (b) for any Distribution Date occurring after the end of the period in clause (a) above, the greatest of (i) an amount equal to the lesser of (A) ______% of the Maximum Collateral Amount and (B) the Amortized Overcollateralized Amount Requirement, (ii) the product of the applicable Loss Factor and the excess of (A) one-half of the aggregate Principal Balances of the sum of (x) all Home Equity Loans which are 90 or more days Delinquent or for which foreclosure proceedings have commenced and (y) of Home Equity Loans with respect to which the related Mortgaged Property is REO Property and which became REO Property prior to the Home Equity Loan becoming 90 days' Delinquent over (B) the Projected Monthly Excess Cashflow as of such date, (iii) an amount equal to ______% of the Maximum Collateral Amount and (iv) the sum of the three largest Principal Balances; and

                 (c) notwithstanding anything to the contrary set forth in clauses (a) and (b) above, on the earlier of (i) any Distribution Date on which an Event of Default has occurred and is continuing and (ii) any Distribution Date after which there has been a draw on the Certificate Insurance Policy, the Specified O/C Amount shall be the same as the Specified O/C Amount which existed on the last Distribution Date on which an event specified in clause (i) or (ii) as applicable had not occurred and was not continuing;

provided, however, that the Certificate Insurer may, in its sole discretion, at the request of the Seller, modify clause (a) and/or clause (b) above for the purpose of reducing or eliminating, in whole or in part, the application of clause (a) and/or clause (b) above and the Trustee and the Rating Agencies shall be notified in writing of such modification prior to the related Distribution Date and such modification shall not result in a downgrading of the then-current ratings of the Certificates.

         Standard & Poor's: Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

         Startup Day: The day designated as such pursuant to Section 2.10.

         Stayed Funds: As defined in Section 8.02(b).

         Sub-Servicer: Any Person with whom the Master Servicer has entered into a Sub-Servicing Agreement and who satisfies the requirements set forth in
Section 3.01(b) in respect of the qualification of a Sub-Servicer.

         Sub-Servicing Agreement: Any agreement between the Master Servicer and any Sub-Servicer relating to sub-servicing and/or administration of certain Home Equity Loans as provided in Section 3.01(b), a copy of which shall be delivered, along with any modifications thereto, to the Trustee and the Certificate Insurer.

         Substitution Adjustment: As to any date on which a substitution occurs pursuant to Section 2.06, the sum of (a) the excess of (i) the aggregate Principal Balances of all Defective Home Equity Loans to be replaced by Eligible Substitute Home Equity Loans (after application of principal payments received on or before the date of substitution of any Eligible Substitute Home Equity Loans as of the date of substitution) over (ii) the Principal Balance of such Eligible Substitute Home Equity Loans and (b) the greater of (x) accrued and unpaid interest on such excess through the Due Period relating to the Distribution Date for which such Substitution Adjustment will be included as part of Available Funds and (y) 30 days' interest on such excess calculated on a 360-day year in each case at the Loan Rate and (c) the amount of any unreimbursed Servicing Advances made by the Master Servicer with respect to such Defective Home Equity Loan and (d) the amount referred to in clause (iv) of the definition of Purchase Price in respect of such Defective Home Equity Loan.

         Tax Matters Person: As defined in Section 2.13.

         Tax Matters Person Residual Interest: A 0.000001% interest in the Class R Certificates, which shall be issued to and held by the Trustee throughout the term hereof unless another person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section 2.13.

         Total Expected Losses: The sum of the (i) Cumulative Net Losses from the Closing Date through and including the date of determination and (ii) the Delinquency Loss Factor.

         Trust: The trust created by this Agreement, the corpus of which consists of the Home Equity Loans, such assets as shall from time to time be deposited in the Collection Account and the Distribution Account in accordance with this Agreement, property that secured a Home Equity

Loan and that has become REO Property, the Certificate Insurance Policy, certain hazard insurance policies maintained by the Mortgagors [or the Master Servicer] in respect of the Home Equity Loans, and all proceeds of each of the foregoing.

         Trustee: _______________________, or any successor Trustee appointed in accordance with this Agreement that has accepted such appointment in accordance with this Agreement.

         Trustee Fee: The fee owed to the Trustee pursuant to a letter agreement between the Master Servicer and the Trustee.

         Trustee Fee Rate: The per annum rate at which the Trustee Fee is calculated.

         Voting Rights: The right to vote evidenced by a Certificate as follows: The Class A Certificates, in the aggregate, shall evidence 99% of all Voting Rights and the Class R Certificates shall evidence 1% of all Voting Rights. The Voting Rights allocated to the Class A Certificates shall be allocated among the Classes thereof in proportion to their respective Class Principal Balances. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to their respective Percentage Interests.

         Section 1.02. Interest Calculations. All calculations of interest that are made in respect of the Principal Balance of a simple interest Home Equity Loan shall be made on the basis of a 365-day year and the actual number of days elapsed. [All calculations of interest that are made in respect of the Principal Balance of an actuarial Home Equity Loan shall be made on the basis of a 360-day year consisting of twelve 30-day months.] The Certificate Rate for the Class A Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The calculation of the Servicing Fee and the Trustee Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.


                                   ARTICLE II

              Conveyance of Home Equity Loans; Original Issuance of
                           Certificates; Tax Treatment

         Section 2.01. Conveyance of Home Equity Loans (a) The Originators, concurrently with the execution and delivery of this Agreement, hereby transfer, assign, set over and otherwise convey to the Seller and the Seller does hereby transfer, assign, set over and otherwise convey to the Trustee for the benefit of the Certificateholders, without recourse (subject to Sections
2.02 and 2.05) (i) all of Originators' right, title and interest in and to each Home Equity Loan, including the Cut-Off Date Principal Balance and all collections in respect of interest and principal received after the Cut-Off Date (other than payments in respect of accrued interest due on or before ___________,

199_); (ii) property which secured such Home Equity Loan and which has been acquired by foreclosure or deed in lieu of foreclosure; (iii) the Originators' interest in any insurance policies in respect of the Home Equity Loans and (iv) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Seller shall cause the Certificate Insurer to deliver the Certificate Insurance Policy to the Trustee.

         In connection with such transfer, assignment and conveyance by the Originators to the Seller and by the Seller to the Trustee on behalf of the Certificateholders, the Seller has delivered or caused to be delivered to, the Trustee for the benefit of the Certificateholders, on or before the Closing Date, the following documents or instruments with respect to each Home Equity Loan (the "Related Documents") and the related Home Equity Loan Schedule in computer readable format and:

                 (i) The original Mortgage Note, with all prior and intervening endorsements showing a complete chain of endorsements from the originator of the Home Equity Loan to the Person so endorsing the Home Equity Loan to the Trustee, endorsed by such Person "Pay to the order of ______________________ without recourse" and signed, by facsimile or manual signature, in the name of the Person delivering the Mortgage Note by a Responsible Officer;

                 (ii) Any of: (1) the original Mortgage and related power of attorney, if any, with evidence of recording thereon, (2) a copy of the Mortgage and related power of attorney, if any, certified as a true copy of the original Mortgage or power of attorney by a Responsible Officer by facsimile or manual signature or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, in each case, if the original has been transmitted for recording until such time as the original is returned by the public recording office or (3) a copy of the original recorded Mortgage and related power of attorney, if any, certified by the public recording office;

                 (iii) The original Assignment of Mortgage in recordable form, from the Person delivering such Assignment to [Name of Trustee];

                 (iv) The original lender's policy of title insurance or a true copy thereof or, if such original lender's title insurance policy has been lost, a copy thereof certified by the appropriate title insurer to be true and complete or, if such lender's title insurance policy has not been issued as of the Closing Date, a marked up commitment (binder) to issue such policy;

                 (v) All intervening assignments, if any, showing a complete chain of assignments from the originator to the Person delivering such assignment, including any recorded warehousing assignments, with evidence of recording thereon, or a copy thereof certified by a Responsible Officer by facsimile or manual signature, or by the closing attorney or by an officer of the title insurer or agent of the title insurer that issued the related title insurance policy, as a true copy of the original of such intervening assignments if the original has been transmitted for recording until such time as the original is returned by the public recording office or a copy of the original recorded intervening assignments certified by the public recording office;

                 (vi) Originals of all assumption, written assurance, substitution and modification agreements, if any; and

                 (vii) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                 (a) The Cooperative Shares, together with a stock power in blank;

                 (b)      The executed Security Agreement;

                 (c)      The executed Proprietary Lease;

                 (d)      The executed Recognition Agreement;

                 (e)      The executed assignment of Recognition Agreement;

                 (f) The executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the applicable Originator's interest in the Cooperative Shares and the Proprietary Lease; and

                 (g) Executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In instances where the original recorded Mortgage is not delivered as provided above, and in instances where intervening assignments called for by clause (v) above are unavailable, the Seller will deliver or cause to be delivered the original recorded Mortgage and intervening assignments to the Trustee promptly upon receipt thereof but in no event later than one year after the Closing Date.

         The Master Servicer hereby confirms to the Trustee that it has caused the portions of the Electronic Ledger relating to the Home Equity Loans to be clearly and unambiguously marked, and has made and caused each Originator to make the appropriate entries in its general accounting records, to indicate that such Home Equity Loans have been transferred to the Trustee and constitute part of the Trust in accordance with the terms of the trust created hereunder.

                 (h) The parties hereto intend that the transactions set forth herein be a sale by the Originators to the Seller and by the Seller to the Trust of all right, title and interest of the applicable Originator in and to each Home Equity Loan and other property described above. In the event either of the transactions set forth herein is deemed not to be a sale, this Agreement shall constitute a security agreement under applicable law. The Seller, the Master Servicer, the Representative, the Originators and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to be a security agreement, the related security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         Except as may otherwise expressly be provided herein, neither the Seller, the Master Servicer, the Representative, any Originator nor the Trustee shall (and the Master Servicer shall ensure that no Sub-Servicer shall) assign, sell, dispose of or transfer any interest in the Trust or any portion thereof, or permit the Trust or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance of, any other Person.

         In the event that the parties hereto have failed to transfer the entire legal ownership in and to each Home Equity Loan to the Trust, the parties hereto intend that this document operate to transfer the entire equitable ownership interest in and to each Home Equity Loan to the Trust.

                 (i) Within 30 days of the Closing Date, the Master Servicer, shall prepare and send, or cause to be prepared and sent, for recording the Assignments of Mortgage in favor of the Trustee in the appropriate real property or other records. With respect to any Assignment of Mortgage as to which the related recording information is unavailable within 30 days following the Closing Date, such Assignment of Mortgage shall be submitted for recording within 30 days after receipt of such information but in no event later than one year after the Closing Date. The Trustee shall be required to retain a copy of each Assignment of Mortgage submitted for recording. In the event that any such Assignment of Mortgage is lost or returned unrecorded because of a defect therein, the Master Servicer shall promptly prepare, or cause to be prepared, a substitute Assignment of Mortgage or cure such defect, or cause such defect to be cured, as the case may be, and thereafter the Master Servicer shall be required to submit, or cause to be submitted, each such Assignment of Mortgage for recording. Any failure of the Master Servicer to comply with this Section 2.01(c) shall result in the obligation of the Representative to purchase or substitute, or cause the applicable Originator to purchase or substitute, for the related Home Equity Loans pursuant to the provisions of Section 2.02.

                 (j) The Trustee shall have no responsibility for reviewing any Mortgage File except as expressly provided in Section 2.02. Without limiting the effect of the preceding sentence, in reviewing any Mortgage File pursuant to such subsection, the Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form (except, if applicable, to determine if the Trustee is the assignee or endorsee), whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded, but shall not be required to determine whether any Person executing any document is authorized to do so or whether any signature thereon is genuine.

         Section 2.02. Acceptance by Trustee. The Trustee hereby acknowledges its receipt of the Certificate Insurance Policy and the sale and assignment of the Home Equity Loans, and, subject to the review and period for delivery provided for in Section 2.01, its receipt of the Mortgage Files, and declares that the Trustee holds and will hold such documents and all amounts received by it thereunder and hereunder in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders and the Certificate Insurer. If the Seller and the Representative are given notice under this Section 2.02 that a Mortgage File is defective or incomplete and if the Representative does not cause such omission or defect to be corrected or cured within the 60-day period specified in Section 2.02, the Representative shall purchase, or cause the applicable Originator to purchase, such Home Equity Loan from the Trustee (i) on the Determination Date in the month following the month in which such 60-day period expired at the Purchase Price of such Home Equity Loan or (ii) upon the expiration of such 60-day period if the omission or defect would result in the related Home Equity Loan not being a Qualified Home Equity Loan for purposes of Section 860G(a)(3) of the Code. The Purchase Price for the purchased Home Equity Loan shall be deposited in the Collection Account no later than the applicable Determination Date or the Business Day preceding the expiration of such 60-day period, as the case may be; provided that the Trustee shall remit to the Seller the portion of the amount, if any, of the Purchase Price referred to in clause (iv) of the definition thereof to the extent such amount is incurred by or imposed on the Seller, and, upon receipt by the Trustee of written notification of such deposit signed by an officer of the Representative, the Trustee shall release to the Representative or the applicable Originator the related Mortgage File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Representative, the applicable Originator or any designee or the Representative or such Originator, as applicable, any Home Equity Loan released pursuant hereto. It is understood and agreed that the obligation of the Representative to purchase, or cause to be purchased, any Home Equity Loan as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against the Representative and the applicable Originator respecting such defect or omission available to the Certificate Insurer, the Certificateholders or the Trustee on behalf of Certificateholders. An Opinion of Counsel to the effect set forth in Section 2.07(d) shall be delivered to the Trustee and the Certificate Insurer in connection with any such repurchase.

         The Master Servicer, promptly following the transfer of (i) a Defective Home Equity Loan from or (ii) an Eligible Substitute Home Equity Loan to the Trust pursuant to this Section 2.02 or

Section 2.07, as the case may be, shall amend the Home Equity Loan Schedule, appropriately mark the Electronic Ledger and make appropriate entries in its general account records to reflect such transfer and the addition of any Eligible Substitute Home Equity Loan, if applicable.

         No later than the 30th day following the Closing Date, the Trustee shall certify to the Seller, the Certificate Insurer, the Representative and the Master Servicer that it has reviewed each Mortgage File and that, as to each Home Equity Loan listed in the related Home Equity Loan Schedule (other than any Home Equity Loan paid in full or any Home Equity Loan specifically identified in the certification in the form annexed hereto as Exhibit M as not covered by such certification), (i) all documents constituting part of such Mortgage File required to be delivered to it pursuant to paragraphs (i) - (v) of Section 2.01(a) are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and relate to such Home Equity Loan, (iii) based on its examination and only as to the foregoing, the information set forth in the Home Equity Loan Schedule which corresponds to items (i), (ii), (iii), (v) and (vii) of the definition of "Home Equity Loan Schedule" accurately reflects information set forth in the Mortgage File. If within such 30-day period the Trustee finds any document constituting a part of a Mortgage File not to have been executed or received or to be unrelated to the Home Equity Loans identified in said Home Equity Loan Schedule or, if in the course of its review, the Trustee determines that such Mortgage File is otherwise defective in any material respect, the Trustee shall promptly upon the conclusion of its review notify the Seller, the Representative and the Certificate Insurer, in the form of an exception report and the Seller shall have a period of 60 days after such notice within which to cause any such defect to be corrected or cured.

         On the 360th day following the Closing Date, the Trustee shall deliver to the Seller, the Master Servicer, the Representative and the Certificate Insurer an updated exception report showing the documents outstanding pursuant to Section 2.01(a) along with a final certification annexed hereto as Exhibit N from the previous certification issued in the form of Exhibit M. The Trustee shall also maintain records adequate to determine the date on which any document required to be delivered to it after such 360th day following the Closing Date must be delivered to it, and on each such date, the Trustee shall review the related Mortgage File to determine whether such document has, in fact, been delivered. After the delivery of the final certification, a form of which is attached hereto as Exhibit N, (i) the Trustee shall provide to the Seller, the Master Servicer, the Representative and the Certificate Insurer, no less frequently than monthly, updated exception reports showing the documents outstanding pursuant to Section 2.01(a) until all such exceptions have been eliminated and (ii) the Seller shall provide to the Certificate Insurer, the Trustee, the Master Servicer and the Representative, no less frequently than monthly, updated certifications indicating the then current status of exceptions until all such exceptions have been eliminated; provided that the delivery of the final certification shall not act as a waiver of any of the rights the Certificate Insurer and the Certificateholders may have with respect to such exceptions, and all rights are reserved with respect thereto.

         The Trustee makes no representations as to and shall not be responsible to verify (i) the validity, sufficiency, legality, due authorization, recordation or genuineness of any document or (ii) the collectibility, insurability or effectiveness of any of the Home Equity Loans.

         Section 2.03. Representations and Warranties Regarding the Master Servicer. The Master Servicer represents and warrants that, as of the Closing
Date:

                 (i) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state in which any Mortgaged Property is located and is in good standing in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Master Servicer has, and had at all relevant times, full corporate power, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and each Sub-Servicing Agreement.

                 (ii) The execution and delivery of this Agreement and each Sub-Servicing Agreement by the Master Servicer and the performance by the Master Servicer of and compliance with the terms of this Agreement and each Sub-Servicing Agreement will not violate the Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                 (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement and each Sub-Servicing Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement and each Sub-Servicing Agreement, and has duly executed and delivered this Agreement and each Sub-Servicing Agreement. This Agreement and each Sub-Servicing Agreement, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof and thereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                 (iv) The Master Servicer is not in violation of, and the execution and delivery of this Agreement and each Sub-Servicing Agreement by the Master Servicer and the performance by the Master Servicer and compliance with the terms of this Agreement and each Sub-Servicing Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Master Servicer or any of its properties or materially and adversely affect the performance of any of its duties hereunder or thereunder;

                 (v) There are no actions or proceedings against, or investigations of, the Master Servicer pending or, to the knowledge of the Master Servicer, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or any Sub-Servicing Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Sub-Servicing Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Master Servicer of any of its obligations under, or the validity or enforceability of, this Agreement or any Sub-Servicing Agreement;

                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of, or compliance by the Master Servicer with, this Agreement and each Sub- Servicing Agreement, or for the consummation of the transactions contemplated by this Agreement and each Sub-Servicing Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                 (vii) The collection practices used by the Master Servicer with respect to the Home Equity Loans have been, in all material respects, legal, proper, prudent and customary in the non-conforming mortgage servicing business;

                 (viii) No Officer's Certificate, statement, report or other document prepared by the Master Servicer and furnished or to be furnished by it pursuant to this Agreement or any Sub-Servicing Agreement or in connection with the transactions contemplated hereby or thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                 (ix) The Master Servicer believes that the Servicing Fee Rate provides a reasonable level of base compensation to the Master Servicer for master servicing the Home Equity Loans on the terms set forth herein;

                 (x) The transactions contemplated by this Agreement and each Sub-Servicing Agreement are in the ordinary course of business of the Master Servicer; and

                 (xi) The statements contained in the Registration Statement which describe the Master Servicer or matters or activities for which the Master Servicer is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to the Master Servicer therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Master Servicer and does not omit to state a material fact necessary to make the statements contained therein with respect to the Master Servicer not misleading. The Master Servicer is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to the Master Servicer or the Home Equity Loans and known to the Master Servicer that materially adversely affects or in the future may (so far as the Master Servicer can now reasonably foresee) materially adversely affect the Master Servicer or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement; and

                 (xii) The Master Servicer has caused or hereby agrees to cause to be performed any and all acts required to be performed to preserve the rights and remedies of the Trustee in any insurance policies applicable to the Home Equity Loans, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of co-insured, joint loss payee and mortgagee rights in favor of the Trustee.

The representations and warranties set forth in this Section 2.03 shall survive the sale and assignment of the Home Equity Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee and the Certificate Insurer, such longer period specified in such consent, the Master Servicer shall cure such breach in all material respects.

         Section 2.04. Representations and Warranties Regarding the Representative and the Originators. (a) The Representative represents and warrants that, as of the Closing Date:

                 (i) The Representative is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing in each jurisdiction in which the nature of its business, or the property owned or leased by it make such a qualification necessary. The Representative has, and had at all relevant times, full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

                 (ii) The execution and delivery of this Agreement by the Representative and the performance by the Representative and compliance with the terms of this Agreement will not violate the Representative's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which the Representative is a party or which may be applicable to the Representative or any of its assets;

                 (iii) The Representative has the full power and authority to enter into and consummate all transactions contemplated by this Agreement to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Representative enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                 (iv) The Representative is not in violation of, and the execution and delivery of this Agreement by the Representative and the performance by the Representative and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of the Representative or any of its properties or materially and adversely affect the performance of any of its duties hereunder;

                 (v) There are no actions or proceedings against, or investigations of, the Representative pending or, to the knowledge of the Representative, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance by the Representative of any of its obligations under, or the validity or enforceability of, this Agreement;

                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Representative of, or compliance by the Representative with, this Agreement, or for the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                 (vii) No Officer's Certificate, statement, report or other document prepared by the Representative and furnished or to be furnished by it pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                 (viii) The transactions contemplated by this Agreement are in the ordinary course of business of the Representative;

                 (ix) The statements contained in the Registration Statement which describe the Representative or matters or activities for which the Representative is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to the Representative therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Representative and does not omit to state a material fact necessary to make the statements contained therein with respect to the Representative not misleading. The Representative is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to the Representative or the Home Equity Loans and known to the Representative that materially adversely affects or in the future may (so far as the Representative can now reasonably foresee) materially adversely affect the Representative or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                 (x) Each Originator received fair consideration and reasonably equivalent value in exchange for the sale of the interest in the Home Equity Loans;

                 (xi) No Originator sold any interest in any Home Equity Loan, evidenced by the Certificates, as provided in the Agreement, with any intent to hinder, delay or defraud any of its respective creditors; and

                 (xii) The Originators are solvent and the Originators will not be rendered insolvent as a result of the sale of the Home Equity Loans to the Seller or the sale of the Certificates.

                 (b) Each Originator represents and warrants that, as of the Closing Date:

                 (i) Such Originator is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is licensed by and in compliance with the laws of each state in which any Mortgaged Property relating to a Home

         Equity Loan originated by it and/or to be serviced by it to the extent necessary to enable it to perform its obligations under this Agreement and the Sub-Servicing Agreement to which it is a party and is in good standing in each jurisdiction in which the nature of its business, or the property owned or leased by it make such qualification necessary. Such Originator has, and had at all relevant times, full corporate power to originate the Home Equity Loans originated by it, to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement and the Sub-Servicing Agreement to which it is a party;

                 (ii) The execution and delivery of this Agreement and the Sub-Servicing Agreement to which it is a party by such Originator and the performance by such Originator of and compliance with the terms of this Agreement and the Sub-Servicing Agreement to which it is a party will not violate such Originator's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the breach or acceleration of, any material contract, agreement or other instrument to which such Originator is a party or which may be applicable to the such Originator or any of its assets;

                 (iii) Such Originator has the full power and authority to enter into and consummate all transactions contemplated by this Agreement and the Sub-Servicing Agreement to which it is a party to be consummated by it, has duly authorized the execution, delivery and performance of this Agreement and the Sub-Servicing Agreement to which it is a party, and has duly executed and delivered this Agreement and the Sub-Servicing Agreement to which it is a party. Each of this Agreement and the Sub-Servicing Agreement to which it is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of such Originator, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

                 (iv) Such Originator is not in violation of, and the execution and delivery of this Agreement and the Sub-Servicing Agreement to which it is a party by such Originator and the performance by such Originator and compliance with the terms of this Agreement and the Sub-Servicing Agreement to which it is a party will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the condition (financial or otherwise) or operations of such Originator or any of its properties or materially and adversely affect the performance of any of its duties hereunder or thereunder;

                 (v) There are no actions or proceedings against, or investigations of, such Originator pending or, to the knowledge of such Originator, threatened, before any court, administrative agency or other tribunal (A) that, if determined adversely, would prohibit its entering into this Agreement or the Sub-Servicing Agreement to which it is a party, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or the Sub-Servicing Agreement to which it is a party or (C) that, if determined adversely, would prohibit or materially and adversely affect the performance such Originator of any of its obligations under, or the validity or enforceability of, this Agreement or the Sub-Servicing Agreement to which it is a party;

                 (vi) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by such Originator of, or compliance by such Originator with, this Agreement or the Sub-Servicing Agreement to which it is a party, or for the consummation of the transactions contemplated by this Agreement or the Sub-Servicing Agreement to which it is a party, except for such consents, approvals, authorizations and orders, if any, that have been obtained prior to the Closing Date;

                 (vii) No Officer's Certificate, statement, report or other document prepared by such Originator and furnished or to be furnished by it pursuant to this Agreement or the Sub-Servicing Agreement to which it is a party or in connection with the transactions contemplated hereby or thereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading;

                 (viii) The statements contained in the Registration Statement which describe such Originator or matters or activities for which such Originator is responsible in accordance with the Registration Statement, this Agreement and all documents referred to therein or delivered in connection therewith, or which are attributable to such Originator therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to such Originator or the Home Equity Loans and does not omit to state a material fact necessary to make the statements contained therein with respect to such Originator or the Home Equity Loans not misleading. Such Originator is not aware that the Registration Statement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading. There is no fact peculiar to such Originator or the Home Equity Loans and known to such Originator that materially and adversely affects or in the future may (so far as such Originator can now reasonably foresee) materially and adversely affect such Originator or the Home Equity Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement;

                 (ix) Upon the receipt of each Mortgage File by the Trustee, the Trustee will have good and marketable title on behalf of the Trust to each Home Equity Loan and such other items comprising the corpus of the Trust free and clear of any lien (other than liens which will be simultaneously released);

                 (x) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by such Originator pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction;

                 (xi) The origination and collection practices used by such Originator with respect to each Mortgage Note and Mortgage relating to the Home Equity Loans have been, in all material respects, legal, and in accordance with the Originator's policies and procedures in effect at the time;

                 (xii) Each Home Equity Loan was randomly selected from among the existing Home Equity Loans in the respective Originator's portfolio at the date hereof;

                 (xiii) Such Originator received fair consideration and reasonably equivalent value in exchange for the sale of its interest in the Home Equity Loans evidenced by the Certificates;

                 (xiv) Such Originator did not sell any interest in any Home Equity Loan evidenced by the Certificates with any intent to hinder, delay or defraud any of its respective creditors; and

                 (xv) Such Originator is solvent, and such Originator will not be rendered insolvent as a result of the sale of the Home Equity Loans to the Seller or the sale of the Certificates.

The representations and warranties set forth in this Section 2.04 shall survive the sale and assignment of the Home Equity Loans to the Trust. Upon discovery of a breach of any representations and warranties which materially and adversely affects the interests of the Certificateholders or the Certificate Insurer, the Person discovering such breach shall give prompt written notice to the other parties and to the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of such breach, or, with the prior written consent of a Responsible Officer of the Trustee and the Certificate Insurer, such longer period specified in such consent, the Representative or the applicable Originator shall cure such breach in all material respects.

         Section 2.05. Representations and Warranties of the Originators Regarding the Home Equity Loans. (a) Each Originator with respect to each Home Equity Loan it has conveyed hereunder represents and warrants to the Trustee on behalf of the Certificateholders as follows as of the Closing Date:

                 (i) The information set forth on the Home Equity Loan Schedule relating to the Home Equity Loans is complete, true and correct as of the Cut-Off Date;

                 (ii) The Mortgage Notes and the Mortgages have not been assigned or pledged by the applicable Originator to any Person, and immediately prior to the transfer and assignment of the Home Equity Loans by the Originators to the Seller herein contemplated, the applicable Originator had good and marketable title thereto, and was the sole owner and holder of the Home Equity Loans free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature (collectively, a "Lien"), other than any such Lien released simultaneously with the sale contemplated herein, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to this Agreement, and immediately upon the transfer and assignment of the Home Equity Loans by the Originators to the Seller and by the Seller to the Trustee on behalf of the Certificateholders as contemplated herein, the Trustee will be the sole beneficial owner of, each Home Equity Loan free and clear of any lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                 (iii) Each Mortgage is a valid and existing lien on the property therein described, and each Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage, except (i) liens for real estate taxes and special assessments not yet due and payable, (ii) in the case of a Mortgaged Property that is a condominium or an individual unit in a planned unit development, liens for common charges permitted by statute, (iii) in the case of a Home Equity Loan secured by a second lien on the related Mortgaged Property, the related First Lien and (iv) easements, mineral rights and covenants, conditions and restrictions of record. Any security agreement, chattel mortgage or equivalent document related to the Mortgage and delivered to the Trustee establishes in the applicable Originator a valid and subsisting lien on the property described therein, and such Originator has full right to sell and assign the same hereunder;

                 (iv) The terms of each Mortgage Note and Mortgage have not been impaired, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Certificateholders and the Certificate Insurer, and which has been delivered to the Trustee. The substance of any such alteration or modification is reflected on the Home Equity Loan Schedule;

                 (v) No instrument of release or waiver has been executed in connection with any Home Equity Loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee [carve-out for sale of one of multiple parcels];

                 (vi) Except with respect to delinquencies described in clause (xiii) hereof, to the best of the Originator's knowledge, no Mortgagor is in default in complying with the terms of its Mortgage Note or Mortgage, and no Originator has waived any default, breach, violation or event of acceleration except that an Originator may have accepted late payments, and all taxes, governmental assessments, insurance premiums or water, sewer and municipal charges which previously became due and owing have been paid. No Originator has advanced funds or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is more recent, to the day which precedes by one month the Due Date of the first installment of principal and interest;

                 (vii) To the best of the Originator's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property, nor is such a proceeding currently occurring, and such property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or otherwise, so as to affect adversely the value of the Mortgaged Property as security for the Home Equity Loan or the use for which the premises were intended;

                 (viii) To the best of the Originator's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting any Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the Mortgage except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

                 (ix) To the best of the Originator's knowledge, all of the improvements that were included for the purpose of determining the Appraised Value of each Mortgaged Property lie wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property except those that are stated in the title insurance policy and for which related losses are affirmatively insured against by such policy;

                 (x) To the best of the Originator's knowledge, there do not exist any circumstances or conditions with respect to any Home Equity Loan, any Mortgaged Property, any Mortgagor or any Mortgagor's credit standing that can be reasonably expected to adversely affect the value or marketability of the Home Equity Loan;

                 (xi) To the best of the Originator's knowledge, no improvement located on or being part of any Mortgaged Property is in violation of any applicable zoning law or regulation. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law;

                 (xii) To the best of the Originator's knowledge, all parties that have had any interest in any Home Equity Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all licensing requirements of the United States and of the laws of the state wherein the Mortgaged Property is located that are applicable to such parties and (2)(A) organized under the laws of such state or (B) qualified to do business in such state or exempt from such qualification in a manner so as not to affect adversely the enforceability of such Home Equity Loan or (C) federal savings and loan associations or national banks having principal offices in such state or (D) not doing business in such state;

                 (xiii) With respect to the Home Equity Loans, as of the Cut-Off Date, (i) all payments required to be made on each Initial Home Equity Loan under the terms of the related Mortgage Note have been made [except for ___% of the Home Equity Loans (by Cut-Off Date Pool Principal Balance) are up to 60 days Delinquent and (ii) no payment required to be made on any Home Equity Loan has been more than 60 days Delinquent more than once during the twelve month period immediately preceding the Cut-Off Date];

                 (xiv) Each of the documents and instruments included in a Mortgage File is duly executed and in due and proper form and each such document or instrument is in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase Home Equity Loans;

                 (xv) The Mortgage Notes and the related Mortgages are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each Mortgage Note and Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person who is a party to the Mortgage Note and the Mortgage in an individual capacity, and not in the capacity of a trustee or otherwise;

                 (xvi) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, applicable to the origination and servicing of the Home Equity Loans or otherwise applicable to the Home Equity Loans have been complied with, and the Representative has and shall maintain, or shall cause the applicable Originator to maintain, in its possession, available for the Trustee's inspection, and shall deliver to the Trustee upon demand, evidence of compliance with all such requirements;

                 (xvii) The proceeds of the Home Equity Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Home Equity Loan have been paid;

                 (xviii) [Except for _____ Home Equity Loans with an aggregate original principal balance of $__________ for which an attorney's opinion of title has been obtained,] each Home Equity Loan with an original principal balance greater than $10,000 is covered by an ALTA mortgage title insurance policy or such other form of policy acceptable to FNMA or FHLMC, issued by and constituting the valid and binding obligation of a title insurer approved by the applicable Originator and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the applicable Originator, its successors and assigns, as to the first priority lien of the Mortgage in the case of a Home Equity Loan secured by a First Lien on the related Mortgaged Property and the second priority lien of the Mortgage in the case of a Home Equity Loan secured by a second lien on the related Mortgaged Property, in the original principal amount of the Home Equity Loan. The applicable Originator is the sole named insured of such mortgage title insurance policy. The assignment to the Trustees, as assignee of the Seller, of the Originator's interest in such mortgage title insurance policy does not require the consent of or notification to the insurer or the same has been obtained, and such mortgage title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trustee, as assignee of the Seller, upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the applicable Originator, has done, by act or omission, anything that would impair the coverage of such mortgage title insurance policy;

                 (xix) The Mortgage obligates the Mortgagor thereunder to maintain all hazard insurance at the Mortgagor's cost and expense;

                 (xx) No Home Equity Loan is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any Mortgage Note or the related Mortgage, or the exercise of any right thereunder in accordance with the terms thereof, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (xxi) Each Home Equity Loan was originated or purchased and reunderwritten by an Originator. No more than __% of the Home Equity Loans, measured by outstanding principal balances as of the Cut-Off Date, were originated by independent originators and acquired by an Originator;

                 (xxii) Except with respect to any Balloon Loan, each Home Equity Loan is payable in substantially equal monthly installments of principal and interest which would be sufficient, in the absence of late payments, to fully amortize such loan within the term thereof, beginning no later than 60 days after disbursement of the proceeds of the Home Equity Loan. Each Home Equity Loan bears a fixed interest rate for the term of the Home Equity Loan. Each Balloon Loan has an original term of not less than [five (5)] years and provides for level monthly payments based on a thirty (30) year amortization schedule and a final Monthly Payment substantially greater than the preceding Monthly Payments;

                 (xxiii) Each Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Home Equity Loan in the event the related Mortgaged Property is sold without the prior consent of the holder thereunder;

                 (xxiv) No Home Equity Loan is a loan for which the disbursements are made as construction proceeds;

                 (xxv)    Reserved;

                 (xxvi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale and (ii) otherwise by judicial or nonjudicial foreclosure. There is no homestead or other exemption available to the Mortgagor that would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage;

                 (xxvii) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by the Trustee or the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, which fees and expenses shall constitute Servicing Advances;

                 (xxviii)         Each Mortgaged Property is located in the
         state identified in the Home Equity Loan Schedule and consists of at least one parcel of real property with a one family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit or townhome, provided, however, that no residence or dwelling is a mobile home or a manufactured dwelling. [No Mortgaged Properties are held under a ground lease];

                 (xxix) The Home Equity Loans were underwritten in accordance with the Originators' underwriting guidelines described in the Prospectus Supplement under the heading "THE HOME EQUITY LOAN PROGRAM -- Underwriting Standards;"

                 (xxx) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no other charges or payments due an Originator have been capitalized under any Mortgage or the related Mortgage Note;

                 (xxxi) No Home Equity Loan was originated under a buy-down plan;

                 (xxxii) Other than as provided by this Agreement, there is no obligation on the part of an Originator or any other party to make payments in addition to those made by the Mortgagors;

                 (xxxiii)         With respect to each Home Equity Loan, the
         Trustee is in possession of a complete Mortgage File, and there are no custodial agreements in effect adversely affecting the right or ability of the applicable Person to make the document deliveries required hereby;

                 (xxxiv) No Home Equity Loan was selected for inclusion under this Agreement on any basis which was intended to have a material adverse effect on the Certificateholders or the Certificate Insurer;

                 (xxxv) No Home Equity Loan has a shared appreciation or other contingent interest feature;

                 (xxxvi) With respect to each Home Equity Loan secured by a second lien on the related Mortgaged Property:

                          (a) if the Combined Loan-to-Value Ratio is higher than __%, either the related First Lien does not provide for a balloon payment or, if the related First Lien does provide for a balloon payment, the maturity date of the second lien is prior to the maturity date of the First Lien;

                          (b) the related First Lien does not provide for negative amortization; and

                          (c) either no consent for the Home Equity Loan secured by a second lien on the related Mortgaged Property is required by the holder of the related First Lien or such consent has been obtained and is contained in the Mortgage File.

                 (xxxvii)         Each Home Equity Loan conforms, and all the
         Home Equity Loans in the aggregate conform, in all material respects to the description thereof set forth in the Prospectus Supplement;

                 (xxxviii)        A full appraisal on forms approved by the
         Originator was performed in connection with the origination of each Home Equity Loan. Each appraisal meets guidelines that would be generally acceptable to prudent mortgage lenders that regularly originate or purchase Home Equity Loans comparable to the Home Equity Loans for sale to prudent investors in the secondary market that invest in Home Equity Loans such as the Home Equity Loans;

                 (xxxix) To the best knowledge of the Representative and the applicable Originator, no Mortgaged Property was, as of the related Cut-Off Date, located within a one-mile radius of any site listed in the National Priorities List as defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state list of hazardous waste sites which are known to contain any hazardous substance or hazardous waste;

                 (xl) None of the Home Equity Loans are subject to a bankruptcy proceeding;

                 (xli) No more than __% of the aggregate Principal Balance of all the Home Equity Loans as of Cut-Off Date relates to Home Equity Loans originated or purchased under the Originators' limited documentation program for self-employed borrowers;

                 (xlii) The range of points financed or "net funded" on Home Equity Loans originated after ________________ is 0% to __%;

                 (xliii) Each Home Equity Loan constitutes a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                 (xliv) With respect to any Home Equity Loan that is not a Cooperative Loan, each Mortgage is a valid and enforceable first or second lien on the Mortgaged Property subject only to (a) the lien of non-delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Home Equity Loan, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage and (d) the related First Lien, if any;

                 (xlv) Each Cooperative Loan is secured by a valid, subsisting and enforceable perfected first or second lien and security interest in the related Mortgaged Property, subject only to (i) the rights of the Cooperative Corporation to collect Maintenance and assessments from the Mortgagor, (ii) the lien of the Blanket Mortgage, if any, on the Cooperative Property and of real property taxes, water and sewer charges, rents and assessments on the Cooperative Property not yet due and payable, (iii) the related First Lien, if any and (iv) other matters to which like Cooperative Units are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement or the use, enjoyment, value or marketability of the Cooperative Unit. Each original UCC financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first or second, as applicable, priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly made. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the applicable Originator or any designee of the applicable Originator establishes in such Person a valid and subsisting perfected first or second, as applicable, lien on and security interest in the property described therein, and such Person has full right to sell and assign the same;

                 (xlvi) Each Cooperative Corporation qualifies as a "cooperative housing corporation" as defined in Section 216 of the Code; and

                 (xlvii) Each Mortgaged Property is free of substantial damage and is in reasonably good repair.

                 (b) It is understood and agreed that the representations and warranties set forth in this Section 2.05 shall survive delivery of the respective Mortgage Files to the Trustee and the termination of the rights and obligations of the Master Servicer pursuant to Section 7.04 or 8.01. Upon discovery by the Seller, the Master Servicer, the Representative, an Originator, the Certificate Insurer or a Responsible Officer of the Trustee of a breach of any of the foregoing representations and warranties (disregarding any qualification with respect to knowledge), which materially and adversely affects the interests of the Trust or the Certificateholders or the Certificate Insurer in the related Home Equity Loan, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer. Within 60 days of its discovery or its receipt of notice of breach, the Representative shall use all reasonable efforts to cure, or cause the applicable Originator to cure, such breach in all material respects or shall purchase, or cause the applicable Originator to purchase, such Home Equity Loan from the Trust or substitute, or cause the applicable Originator to substitute, an Eligible Substitute Home Equity Loan as provided in Section 2.07 for such Home Equity Loan. Any such purchase by the Representative or an Originator shall be at the Purchase Price, and in each case shall be accomplished in the manner set forth in Section 2.02. It is understood and agreed that the obligation of the Representative to cure, substitute or purchase, or to cause the applicable Originator to cure, substitute or purchase, any Home Equity Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Representative and the applicable Originator, or another affiliate of the Representative respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. An Officer's Certificate and Opinion of Counsel to the effect set forth in Section 2.07(d) shall be delivered to the Trustee in connection with any such repurchase.

         Section 2.06. Representations and Warranties of the Seller. (a) The Seller represents and warrants to the Trustee on behalf of the Certificateholders as follows:

                          (i) The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under this Agreement;

                          (ii) This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                          (iii) Immediately prior to the sale and assignment by the Seller to the Trustee of each Home Equity Loan, the Seller was the sole beneficial owner of each Home Equity Loan (insofar as such title was conveyed to it by the applicable Originator) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

                          (iv) As of the Closing Date, the Seller has transferred all right, title and interest in the Home Equity Loans to the Trustee; and

                          (v) The Seller has not transferred the Home Equity Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

         Section 2.07. Substitution of Home Equity Loans (a) On a Determination Date within [two] years following the Closing Date and which is on or before the date on which the Representative would otherwise be required to repurchase, or cause the applicable Originator to repurchase, such

Home Equity Loan under Section 2.02 or 2.05, the Representative may deliver to the Trustee one or more Eligible Substitute Home Equity Loans in substitution for any one or more of the Defective Home Equity Loans which the Representative would otherwise be required to repurchase, or cause the applicable Originator to repurchase, pursuant to Section 2.02 or 2.05.

                 (b) The Representative shall notify the Master Servicer and the Trustee in writing not less than five Business Days before the related Determination Date which is on or before the date on which the Representative would otherwise be required to repurchase, or cause the applicable Originator to repurchase, such Home Equity Loan pursuant to Section 2.02 or 2.05 of its or the applicable Originator's intention to effect a substitution under this
Section 2.07. On such Determination Date (the "Substitution Date"), the Representative shall deliver, or cause the applicable Originator to deliver, to the Trustee (1) the Eligible Substitute Home Equity Loans to be substituted for the Defective Home Equity Loans, (2) a list of the Defective Home Equity Loans to be substituted for by such Eligible Substitute Home Equity Loans, (3) an Officer's Certificate (A) stating that no failure by the Master Servicer described in Section 8.01 shall have occurred and be continuing, (B) stating that the aggregate Principal Balance of all Eligible Substitute Home Equity Loans (determined with respect to each Eligible Substitute Home Equity Loan as of the Determination Date on which it was substituted) including the principal balance of Eligible Substitute Home Equity Loans being substituted on such Determination Date does not exceed an amount equal to 5% of the Aggregate Principal Balance as of the Closing Date, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit a supplemental Home Equity Loan schedule (the "Supplemental Home Equity Loan Schedule") setting forth the same type of information as appears on the Home Equity Loan Schedule and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.05 are true and correct in all material respects with respect to the Substitute Home Equity Loans on and as of such Determination Date, provided that remedies for the inaccuracy of such representations are limited as set forth in Sections 2.02, 2.05 and this Section 2.07, (4) an Opinion of Counsel to the effect set forth below and (5) a certificate stating that cash in the amount of the related Substitution Adjustment, if any, has been deposited to the Collection Account; provided that the Trustee shall remit to the Seller the portion of the amount, if any, of the Substitution Adjustment referred to in clause (b) of the definition thereof to the extent such amount is incurred by or imposed on the Seller. Upon receipt of the foregoing, the Trustee shall release such Defective Home Equity Loans to the Representative or the applicable Originator.

                 (c) Concurrently with the satisfaction of the conditions set forth in Sections 2.07(a) and (b) above and the transfer of such Eligible Substitute Home Equity Loans to the Trustee pursuant to Section 2.07(a), Exhibit C to this Agreement shall be deemed to be amended to exclude all Home Equity Loans being replaced by such Eligible Substitute Home Equity Loans and to include the information set forth on the Supplemental Home Equity Loan Schedule with respect to such Eligible Substitute Home Equity Loans, and all references in this Agreement to Home Equity Loans shall include such Eligible Substitute Home Equity Loans and be deemed to be made on or after the related Substitution Date, as the case may be, as to such Eligible Substitute Home Equity Loans.

                 (d) In connection with any Home Equity Loan that the Representative is required to purchase or replace, or cause the applicable Originator to replace, the Representative shall deliver, or cause the applicable Originator to deliver, to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such purchase or substitution will not cause (x) any federal tax to be imposed on the Trust, including, without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under
Section 860G(d)(1) of the Code or (y) any portion of the Trust to fail to qualify as a REMIC at any time that any Certificate is outstanding. In the event that such opinion indicates that a repurchase or substitution will result in the imposition of a prohibited transaction tax, give rise to net taxable income or be deemed a contribution to a REMIC after its Startup Day, the Representative shall not be required to cause any such Home Equity Loan to be repurchased or replaced unless and until the Master Servicer has determined there is an actual or imminent default with respect thereto or that such defect or breach adversely affects the enforceability of such Home Equity Loan.

         Section 2.08. Execution and Authentication of Certificates. The Trustee on behalf of the Trust shall cause to be executed, authenticated and delivered on the Closing Date to or upon the order of the Seller, in exchange for the Home Equity Loans, concurrently with the sale, assignment and conveyance to the Trustee of the Home Equity Loans, each Class of Regular Certificates in authorized denominations and the Residual Certificates, together evidencing the ownership of the entire Trust.

         Section 2.09. Designation of Interests in REMIC. (a) For Federal tax purposes, the Trust will consist of a single REMIC. The beneficial ownership interest in the REMIC created hereunder shall be evidenced by the interests having the following characteristics and terms as follows:

                                                           Original Class Certificate
          Class Designation                                   Principal Balance
          -----------------                                   -----------------
          Class A-1                                                  $
          Class A-2                                                  $
          Class A-3                                                  $
          Class A-4                                                  $
          Class R                                                        (1)
------------

(1) The Class R Certificates do not have a Certificate Principal Balance.

                 (b) The Seller hereby designates the Regular Certificates as "regular interests," and the Residual Certificates as the single class of "residual interests" in the REMIC created hereunder for purposes of the REMIC Provisions.

         Section 2.10. Designation of Startup Day of REMIC. The Closing Date is hereby designated as the "start-up day" of the REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.

         Section 2.11. REMIC Certificate Maturity Date. Solely for purposes of satisfying Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" of the REMIC created hereunder is the Distribution Date in __________________.

         Section 2.12. Tax Returns and Reports to Certificateholders. (a) For Federal income tax purposes, the Trust shall have a calendar year and shall maintain its books on the accrual method of accounting.

                 (b) The Trustee shall prepare, or cause to be prepared, execute and deliver to the Master Servicer or Certificateholders, as applicable, any income tax information returns for each taxable year with respect to the Trust containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations or rules, and shall furnish or cause to be furnished to the Trust and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state or local income tax or information returns shall be signed by the Trustee or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules.

                 (c) In the first federal income tax return of the Trust for its short taxable year ending December 31, 199_, a REMIC election shall be made for such taxable year and all succeeding taxable years.

                 (d) The Trustee will maintain or cause to be maintained such records relating to the Trust, including, but not limited to, the income, expenses, assets and liabilities of the Trust, and the fair market value and adjusted basis of the Trust property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

                 (e) The Master Servicer, upon request, shall promptly furnish the Trustee with all such information as may be required in connection with the Trustee's REMIC reporting obligations pursuant to this Agreement.

         Section 2.13. Tax Matters Person. A Tax Matters Person will be appointed for the REMIC created hereunder for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the REMIC created hereunder shall be the Trustee as long as it owns a Class R Certificate. If the Trustee does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters Person by delivering an affidavit in the form of Exhibit G.

         Section 2.14. REMIC Related Covenants. For as long as the Trust shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of the REMIC created hereunder as a REMIC and avoid the imposition of tax on the Trust. In particular:

                 (a) The Trustee shall not create, or permit the creation of, any "interests" in the REMIC created hereunder within the meaning of Code
Section 860D(a)(2) other than the interests represented by the Regular Certificates and the Residual Certificates.

                 (b) Except as otherwise provided in the Code, neither the Seller nor any Originator shall grant and the Trustee shall not accept property unless (i) substantially all of the property held in the Trust constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the Trust after the Startup Day unless such grant would not subject the Trust to the 100% tax on contributions to a REMIC after its Startup Day imposed by Code Section 860G(d).

                 (c) The Trustee shall not accept on behalf of the Trust any fee or other compensation for services (other than as otherwise provided herein) and shall not accept on behalf of the Trust any income from assets other than those permitted to be held by a REMIC.

                 (d) The Trustee shall not sell or permit the sale of all or any portion of the Home Equity Loans (other than in accordance with Section 2.02, 2.05 or 3.16), unless such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article VIII.

                 (e) The Trustee shall maintain books with respect to the REMIC created hereunder on a calendar year and on an accrual basis.

                 (f) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q for the REMIC created hereunder and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters:

                 (i) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Home Equity Loans, based on the applicable Prepayment Assumption;

                 (ii) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Home Equity Loans, based on the applicable Prepayment Assumption;

                 (iii) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                 (iv) The original issue discount (or, in the case of the Home Equity Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Home Equity Loans, together with each constant yield to maturity used in computing the same;

                 (v) The treatment of losses realized with respect to the Home Equity Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC created hereunder with respect to such regular interests or bad debt deductions claimed with respect to the Home Equity Loans;

                 (vi) The amount and timing of any non-interest expenses of the REMIC created hereunder; and

                 (vii) Any taxes (including penalties and interest) imposed on the REMIC created hereunder, including, without limitation, taxes on "prohibited transactions," "contributions" or "net income from foreclosure property" or state or local income or franchise taxes.

         In the event that any tax is imposed on "prohibited transactions" of the Trust as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of a REMIC as defined in Section 860G(c) of the Code, on any contribution to the Trust after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax (other than any minimum tax imposed by Section 23151(a) or 23153(a) of the California Revenue and Taxation Code) is imposed, such tax shall be paid by (i) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement,
(ii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement, (iii) the Representative or the applicable Originator, if such tax arises out of or results from a breach by the Representative or such Originator of any of their respective obligations hereunder or (iv) otherwise the Holders of the Residual Certificates in proportion to their Percentage Interests. Notwithstanding the previous sentence, any tax imposed on the Trust by Section 23151 or Section 23153 of the California Revenue and Taxation Code shall be timely paid by the Trustee out of its own funds without right of reimbursement therefor if such taxes arise solely from the Trustee's presence in California, and otherwise by the Master Servicer. To the extent any tax is chargeable against the Holders of the Residual Certificates, notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Residual Certificates on any Distribution Date sufficient funds to reimburse the Trustee for the payment of such tax (to the extent that the Trustee has not been previously reimbursed or indemnified therefor).

         The Trustee shall not engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Seller, the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b), (c) and (d), provided that the Seller shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a contribution or prohibited transaction tax on the Trust and will not disqualify the REMIC from treatment as a REMIC; and provided that the Seller shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates and the Trustee and that such action will not adversely impact the ratings of the Class A Certificates.

                 (g) Except as provided below, the Trustee shall pay out of its own funds, without any right of reimbursement, any and all tax related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than the expense of obtaining any Opinion of Counsel required pursuant to Sections 2.07,
3.07 and 10.02 and other than taxes except as specified herein. The Trustee shall be entitled to be reimbursed for any professional fees or expenses related to audits or any administrative or judicial proceedings that do not result from any breach of the Trustee's duties hereunder.


                                  ARTICLE III

                          Administration and Servicing
                              of Home Equity Loans

         Section 3.01. The Master Servicer. (a) It is intended that the Trust formed hereunder shall constitute, and that the affairs of the Trust shall be conducted so as to qualify the Trust as, a "real estate mortgage investment conduit" ("REMIC") as defined in and in accordance with the REMIC Provisions. In furtherance of such intentions, the Master Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the Trust.

                 (b) The Master Servicer shall service and administer the Home Equity Loans and shall have full power and authority, acting alone and/or through Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which the Master Servicer may deem necessary or desirable and consistent with the terms of this Agreement. The Master Servicer may enter into Sub- Servicing Agreements for any servicing and administration of Home Equity Loans with any institution which (i) is in compliance with the laws of each state necessary to enable it to perform its obligations under such Sub-Servicing Agreement and (ii) (w) has been designated an approved Seller-Servicer by FHLMC or FNMA for first and second Home Equity Loans, (x) is one of the Originators, (y) is an affiliate of the Master Servicer and satisfactory to the Certificate Insurer or (z) is otherwise approved by the Certificate Insurer. The Master Servicer shall give notice to the Certificate Insurer and the Trustee of the appointment of any Sub-Servicer. Any such Sub-Servicing Agreement shall be consistent with and not violate the provisions of this Agreement. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement and either itself directly service the related Home Equity Loans or enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies hereunder. The Master Servicer hereby appoints each Originator to initially act as Sub-Servicer with respect to the Home Equity Loans sold by such Originator to the Seller. The Originators, as Sub-Servicers shall service the Home Equity Loans in accordance with the terms of this Agreement.

                 (c) Notwithstanding any Sub-Servicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable for the servicing and administering of the Home Equity Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Home Equity Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Home Equity Loans when the Sub-Servicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

                 (d) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Home Equity Loans involving a Sub-Servicer in its capacity as such and not as an Originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section

3.01(e). The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

                 (e) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of an Event of Default), the Trustee or its designee approved by the Certificate Insurer shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee or its designee approved by the Certificate Insurer elects to terminate any Sub-Servicing Agreement. Any fee payable in connection with such a termination will be payable by the outgoing Master Servicer. If the Trustee does not terminate the Sub-Servicing Agreements, the Trustee, its designee or the successor Master Servicer for the Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if the Sub-Servicing Agreements had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Sub-Servicing Agreements with regard to events that occurred prior to the date the Master Servicer ceased to be the Master Servicer hereunder. The Master Servicer, at its expense and without right of reimbursement therefor, shall, upon the request of the Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Home Equity Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

                 (f) Consistent with the terms of this Agreement, the Master Servicer may waive, modify or vary any term of any Home Equity Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Master Servicer's good faith determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders and the Certificate Insurer, provided, however, that (unless (x) the Mortgagor is in default with respect to the Home Equity Loan, or such default is, in the judgment of the Master Servicer, imminent, (y) with respect to any modification lowering the Loan Rate or effecting the forgiveness of any amount owed under the Mortgage Note, or extending the final maturity date on such Home Equity Loan, the Certificate Insurer has consented to such modification and (z) such waiver, modification, postponement or indulgence would not cause the REMIC created hereunder to be disqualified or otherwise cause a tax to be imposed on the REMIC) the Master Servicer may not permit any modification with respect to any Home Equity Loan that would change the Loan Rate, defer or forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Equity Loan) or extend the final maturity date on the Home Equity Loan. No costs incurred by the Master Servicer or any Sub-Servicer in respect of Servicing Advances shall, for the purposes of distributions to Certificateholders, be added to the amount owing under the related Home Equity Loan. Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered to execute and deliver on behalf of the Trustee and each

Certificateholder, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Home Equity Loans and with respect to the Mortgaged Properties. If reasonably required by the Master Servicer, the Trustee shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Agreement.

         Notwithstanding anything to the contrary contained herein, the Master Servicer, in servicing and administering the Home Equity Loans, shall employ or cause to be employed procedures (including collection, foreclosure and REO Property management procedures) and exercise the same care that it customarily employs and exercises in servicing and administering Home Equity Loans for its own account, in accordance with accepted mortgage servicing practices of prudent lending institutions servicing Home Equity Loans similar to the Home Equity Loans and giving due consideration to the Certificate Insurer's and the Certificateholders' reliance on the Master Servicer.

                 (g) On and after such time as the Trustee receives the resignation of, or notice of the removal of, the Master Servicer from its rights and obligations under this Agreement, and with respect to resignation pursuant to Section 7.04, after receipt by the Trustee and the Certificate Insurer of the Opinion of Counsel required pursuant to Section 7.04, the Trustee or its designee approved by the Certificate Insurer shall assume all of the rights and obligations of the Master Servicer, subject to Section 8.02.
The Master Servicer shall, upon request of the Trustee but at the expense of the Master Servicer, deliver to the Trustee all documents and records relating to the Home Equity Loans and each Sub-Servicing Agreement and an accounting of amounts collected and held by the Master Servicer and otherwise use its best efforts to effect the orderly and efficient transfer of servicing rights and obligations to the assuming party.

                 (h) The Master Servicer shall deliver a list of Servicing Officers to the Trustee and the Certificate Insurer on or before the Closing Date.

                 (i) Consistent with the terms of this Agreement, the Master Servicer may consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property; provided that such senior lien secures a Home Equity Loan that refinances a First Lien and the Combined Loan-to-Value ratio of the related Home Equity Loan immediately following the refinancing (based on the outstanding principal balance of the Home Equity Loan and the original principal balance of such refinanced Home Equity Loan) is not greater than the Combined Loan-to-Value Ratio of such Home Equity Loan as of the related Cut-Off Date.

         Section 3.02. Collection of Certain Home Equity Loan Payments. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as it follows with respect to Home Equity Loans in its servicing portfolio comparable to the Home Equity Loans. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion (i) waive any prepayment penalty or late payment charge or any assumption fees or other fees which may be collected in the ordinary course of servicing such Home Equity Loan and (ii) arrange with a Mortgagor a schedule for the payment of interest due and unpaid; provided that such arrangement is consistent with the Master Servicer's policies with respect to the Home Equity Loans it owns or services; provided, further, that notwithstanding such arrangement such Home Equity Loans will be included in the monthly information delivered by the Master Servicer to the Trustee pursuant to Section 5.03.

                 (b) The Master Servicer shall establish and maintain a separate trust account (the "Collection Account") titled "[Trustee], as Trustee, in trust for the registered holders of Avco Financial Home Equity Loan Asset-Backed Certificates, Series 199__." The Collection Account shall be an Eligible Account. Unless the conditions specified in Section 3.02(c) are satisfied, the Master Servicer shall on the Closing Date deposit or cause to be deposited any amounts representing payments on and any collections in respect of the Home Equity Loans received after the related Cut-Off Date and prior to the Closing Date, and thereafter shall use its best efforts to deposit or cause to be deposited within one Business Day, and shall in any event deposit or cause to be deposited within two Business Days, following receipt thereof the following payments and collections received or made by it (without duplication):

                 (i) all payments received after the related Cut-Off Date on account of principal on the Home Equity Loans and all Principal Prepayments and Curtailments collected after the related Cut-Off Date;

                 (ii) all payments received after the related Cut-Off Date on account of interest on the Home Equity Loans (exclusive of payments in respect of interest on the Home Equity Loans which have accrued and were due on or prior to _____________, 199_);

                 (iii)    all Net Liquidation Proceeds net of Foreclosure
         Profits;

                 (iv) all Insurance Proceeds other than any portion thereof constituting Net Liquidation Proceeds;

                 (v)      all Released Mortgaged Property Proceeds;

                 (vi) any amounts payable in connection with the repurchase of any Home Equity Loan and the amount of any Substitution Adjustment pursuant to Sections 2.02, 2.05, 2.07 and 3.16; and

                 (vii) any amount required to be deposited in the Collection Account pursuant to Sections 3.06, 3.07, 5.02 or 5.05;

provided, however, that, with respect to each Due Period, the Master Servicer shall be permitted to retain (x) from payments in respect of interest on a Home Equity Loan, the Servicing Fee for such Home Equity Loan and (y) from payments from Mortgagors, Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds, any unreimbursed Servicing Advances and Monthly Advances related thereto. The foregoing requirements respecting deposits to the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Collection Account amounts representing Servicing Compensation or amounts received by the Master Servicer for the accounts of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

         The Master Servicer may cause the institution maintaining the Collection Account to invest any funds in the Collection Account in Eligible Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Eligible Investments) pursuant to Section 5.05.

                 (c) For so long as (i) the Master Servicer is Avco Financial Services Management Company, (ii) no Event of Default shall have occurred and be continuing, (iii) if the Servicer does not have a short term debt rating or deposit rating as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's, a guaranty, letter of credit, surety bond or other similar instrument is issued covering the amounts described in the definition of Available Funds, which is acceptable to the Rating Agencies and issued by an entity, which has a short- term debt or deposit rating, as applicable, of at least A-1 from Standard & Poor's and P-1 from Moody's; and (iv) the Rating Agency Condition shall have been satisfied (and any conditions or limitations imposed by the Rating Agencies in connection therewith are complied with), the Servicer shall remit such collections to the Collection Account on or before the second Business Day preceding the related Distribution Date. The Rating Agency Condition with respect to this Section 3.2 and the Closing Date shall be deemed to be satisfied upon the issuance to the Seller of the rating letters on the Closing Date.

         Section 3.03. Withdrawals from the Collection Account. The Master Servicer shall withdraw or cause to be withdrawn funds from the Collection Account for the following purposes:

                 (i) on the second Business Day preceding each Distribution Date, to withdraw the portion of Available Funds then in the Collection Account and remit such funds to the Trustee for deposit to the Distribution Account;

                 (ii) to reimburse the Master Servicer for any accrued unpaid Servicing Compensation which the Master Servicer would not have been required to deposit in the Collection Account and for unreimbursed Monthly Advances and Servicing Advances. The Master Servicer's right to reimbursement for unpaid Servicing Fees and unreimbursed Servicing Advances shall be limited to late collections on the related Home Equity Loan, including Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts as may be collected by the Master Servicer from the related Mortgagor or otherwise relating to the Home Equity Loan in respect of which such reimbursed amounts are owed. The Master Servicer's right to reimbursement for unreimbursed Monthly Advances shall be limited to late collections of interest on any Home Equity Loan and to Liquidation Proceeds, Released Mortgaged Property Proceeds and Insurance Proceeds on related Home Equity Loans;

                 (iii) to withdraw any amount received from a Mortgagor that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction;

                 (iv) to withdraw any funds deposited in the Collection Account that were not required to be deposited therein (such as Servicing Compensation) or were deposited therein in error and to pay such funds to the appropriate Person;

                 (v) to withdraw funds necessary for the conservation and disposition of REO Property pursuant to Section 3.06 to the extent not advanced by the Master Servicer;

                 (vi) to reimburse the Master Servicer for Nonrecoverable Advances that are not, with respect to aggregate Servicing Advances on any single Home Equity Loan or REO Property, in excess of the Principal Balance thereof;

                 (vii) to pay to the applicable Originator collections received in respect of accrued interest on the Home Equity Loans due on or before ______________, 199_;

                 (viii) to pay to the Master Servicer, the Trustee or remit to the Seller the portion of any Purchase Price in respect of clause
         (iv) of the definition thereof or of any Substitution Adjustment in respect of clause (b) of the definition thereof to the extent paid in respect of amounts incurred by or imposed on the Master Servicer, the Seller or the Trustee, as the case may be; and

                 (ix) to clear and terminate the Collection Account upon the termination of this Agreement.

         Section 3.04.  Reserved.

         Section 3.05.  Reserved.

         Section 3.06. Management and Realization Upon Defaulted Home Equity Loans. The Master Servicer shall manage, conserve, protect and operate each REO Property for the

Certificateholders solely for the purpose of its prudent and prompt disposition and sale. The Master Servicer shall, either itself or through an agent selected by the Master Servicer, manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Master Servicer shall attempt to sell the same (and may temporarily rent the same) on such terms and conditions as the Master Servicer deems to be in the best interest of the Certificate Insurer and the Certificateholders.

         The Master Servicer shall cause to be deposited, no later than two Business Days after the receipt thereof, in the Collection Account, all revenues received with respect to the related REO Property and shall retain, or cause the Trustee to withdraw therefrom, funds necessary for the proper operation, management and maintenance of the REO Property and the fees of any managing agent acting on behalf of the Master Servicer.

         The disposition of REO Property shall be carried out by the Master Servicer for cash at such price, and upon such terms and conditions, as the Master Servicer deems to be in the best interest of the Certificateholders and, as soon as practicable thereafter, the expenses of such sale shall be paid.
The cash proceeds of sale of the REO Property shall be promptly deposited in the Collection Account, net of Foreclosure Profits and of any related unreimbursed Servicing Advances, accrued and unpaid Servicing Fees and unreimbursed Monthly Advances payable to the Master Servicer in accordance with
Section 3.03, for distribution to the Certificateholders in accordance with
Section 5.01.

         The Master Servicer shall foreclose upon or otherwise comparably convert to ownership Mortgaged Properties securing such of the Home Equity Loans as come into and continue in default either when no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.02 subject to the provisions contained in the last paragraph of this
Section 3.06.

         In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on behalf of Certificateholders and the Certificate Insurer.

         In the event any Mortgaged Property is acquired as aforesaid or otherwise in connection with a default or imminent default on a Home Equity Loan, the Master Servicer shall (i) dispose of such Mortgaged Property within two years after its acquisition or (ii) prior to the expiration of any extension to such two-year grace period which is requested on behalf of the Trust by the Master Servicer (at the expense of the Trust) more than 60 days prior to the end of such two-year grace period and granted by the Internal Revenue Service, unless the Master Servicer shall have received an Opinion of Counsel to the effect that the holding of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the REMIC created hereunder to fail to qualify as a

REMIC at any time that any Class A Certificates are outstanding. Notwithstanding any other provision of this Agreement, (i) no Mortgaged Property acquired by the Master Servicer pursuant to this Section 3.06 shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust and (ii) no construction shall take place on such Mortgaged Property in such a manner or pursuant to any terms, in either case, that would cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "net income from foreclosure property" which is subject to taxation within the meaning of Sections 860G(c) and 857(b)(4)(B) of the Code. If a period greater than two years is permitted under this Agreement and is necessary to sell any REO Property, the Master Servicer shall give appropriate notice to the Trustee and the Certificate Insurer and shall report monthly to the Trustee as to the progress being made in selling such REO Property.

         If the Master Servicer has actual knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a one-mile radius of any site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will notify the Certificate Insurer prior to acquiring the Mortgaged Property and shall not take any action without prior written approval to the Certificate Insurer. Nothing in this Section 3.06 shall affect the Master Servicer's right to deem certain advances proposed to be made Nonrecoverable Advances. For the purpose of this Section 3.06, actual knowledge of the Master Servicer means actual knowledge of a Responsible Officer of the Master Servicer or any Sub-Servicer involved in the servicing of the relevant Home Equity Loan. Actual knowledge of the Master Servicer does not include knowledge imputable by virtue of the availability of or accessibility to information relating to environmental or hazardous waste sites or the locations thereof.

         Section 3.07. Trustee to Cooperate. Upon any Principal Prepayment, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01(f), if the related Assignment of Mortgage has been recorded or an Opinion of Counsel has been delivered as required hereunder, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto. It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Collection Account. If the Trustee is holding the Mortgage Files, from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a Request for Release, in the form annexed hereto as Exhibit I, signed by a Servicing Officer, release the related Mortgage File to the Master Servicer, and the Trustee shall execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such Request for Release shall obligate the Master Servicer to return the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing

Officer similar to that hereinabove specified, the Request for Release shall be released by the Trustee to the Master Servicer.

         In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the related Assignment of Mortgage in accordance with the provisions hereof, the Trustee shall, if so requested in writing by the Master Servicer, execute an appropriate assignment in the form provided to the Trustee by the Master Servicer to assign such Home Equity Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only) and, upon such assignment, such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Equity Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Collection Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured then the assignee for collection shall promptly reassign such Home Equity Loan to the Trustee and return it to the place where the related Mortgage File was being maintained.

         Section 3.08. Servicing Compensation; Payment of Certain Expenses by Master Servicer. Subject to Section 5.02, the Master Servicer shall be entitled to retain the Servicing Fee in accordance with Section 3.02 as compensation for its services in connection with servicing the Home Equity Loans. Moreover, additional servicing compensation in the form of prepayment penalties or late payment charges or other receipts not required to be deposited in the Collection Account, including, without limitation, Foreclosure Profits and, subject to Section 5.05, investment income on the Accounts shall be retained by the Master Servicer. The Master Servicer will pay any fees due the Sub-Servicers from the Servicing Fee. The Master Servicer shall be required to pay or to cause to be paid by the applicable Sub-Servicer all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Trust or the Certificateholders) and shall not be entitled to reimbursement therefor except as specifically provided herein.

         Section 3.09. Annual Statement as to Compliance. (a) The Master Servicer will deliver to the Trustee, the Certificate Insurer, the Representative and the Rating Agencies, on or before the last day of the fourth month following the end of the Master Servicer's fiscal year (December 31), beginning in 199_, an Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding fiscal year and of its performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its material obligations under this Agreement throughout such fiscal year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall promptly notify the Certificate Insurer, the Seller, the Trustee and the Rating Agencies upon any change in the basis on which its fiscal year is determined.

         (b) The Master Servicer shall deliver to the Trustee, the Certificate Insurer, the Seller, the Representative and each of the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which, with the giving of notice or the lapse of time or both, would become an Event of Default.

         Section 3.10. Annual Servicing. Not later than the last day of the fourth month following the end of the Master Servicer's fiscal year (December
31), beginning in 199_, the Master Servicer, at its expense, shall cause a firm of independent public accountants reasonably acceptable to the Trustee and the Certificate Insurer to furnish a letter or letters to the Certificate Insurer, the Trustee and the Rating Agencies to the effect that such firm has, with respect to the Master Servicer's overall servicing operations, examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

         Section 3.11. Access to Certain Documentation and Information Regarding the Home Equity Loans. The Master Servicer shall provide to the Trustee, the Certificate Insurer, the Certificateholders which are federally insured savings and loan associations, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of the Office of Thrift Supervision access to the documentation regarding the Home Equity Loans required by applicable regulations of the Office of Thrift Supervision and the FDIC (acting as operator of the SAIF or the BIF), such access being afforded without charge but only upon reasonable request and during normal business hours at the offices designated by the Master Servicer. Nothing in this
Section 3.11 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.11 as a result of such obligation shall not constitute a breach of this Section 3.11.

         Section 3.12.  Reserved.

         Section 3.13. Reports to the Securities and Exchange Commission. The Trustee shall, on behalf of the Trust, cause to be filed with the Securities and Exchange Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder. Upon the request of the Trustee, each of the Seller, the Master Servicer and the Representative shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section 3.13.

         Section 3.14. Reports of Foreclosures and Abandonments of Mortgaged Properties, Returns Relating to Mortgage Interest Received from Individuals and Returns Relating to Cancellation of Indebtedness. The Master Servicer shall make reports of foreclosures and abandonments of any Mortgaged Property for each year beginning in 199_. The Master Servicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Equity Loan or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050J, 6050H and 6050P of the Code.

         Section 3.15. Advances. (a) Not later than 12:00 noon _____________ time on the Determination Date, the Master Servicer shall remit to the Trustee for deposit in the Distribution Account an amount to be distributed on the related Distribution Date pursuant to Section 5.01, equal to the interest accrued on each Home Equity Loan through the related Due Date, but not received as of the close of business on the last day of the related Due Period (net of the Servicing Fee); such amount being defined herein as the "Monthly Advance." The obligation to make Monthly Advances with respect to each Home Equity Loan shall continue until such Home Equity Loan becomes a Liquidated Home Equity Loan.

                 (b) Notwithstanding anything herein to the contrary, no Servicing Advance or Monthly Advance shall be required to be made hereunder if the Master Servicer determines that such Servicing Advance or Monthly Advance would, if made, constitute a Nonrecoverable Advance.

         Section 3.16. Optional Purchase of Defaulted Home Equity Loans. The Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Trustee and the Certificate Insurer) to purchase for its own account from the Trust any Home Equity Loan which is 90 days or more Delinquent in the manner and at the price specified in Section 2.02. The Purchase Price for any Home Equity Loan purchased hereunder shall be deposited in the Collection Account and the Trustee, upon receipt of such deposit, shall release or cause to be released to the purchaser of such Home Equity Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Home Equity Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Home Equity Loan any Home Equity Loan released pursuant hereto and the purchaser of such Home Equity Loan shall succeed to all the Trustee's right, title and interest in and to such Home Equity Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Home Equity Loan shall thereupon own such Home Equity Loan, and all security and documents, free of any further obligation to the Trustee, the Certificate Insurer or the Certificateholders with respect thereto.

         Notwithstanding the foregoing, unless the Certificate Insurer consents, the Master Servicer may only exercise its option pursuant to this
Section 3.16 with respect to the Home Equity Loan or Home Equity Loans that have been delinquent for the longest period at the time of such repurchase. Any request by the Master Servicer to the Certificate Insurer for consent to repurchase Home

Equity Loans that are not the most delinquent shall be accompanied by a description of the Home Equity Loans that have been delinquent longer than the Home Equity Loan or Home Equity Loans which the Master Servicer proposes to repurchase. If the Certificate Insurer fails to respond to such request within 10 Business Days after receipt thereof, the Master Servicer may repurchase the Home Equity Loan or Home Equity Loans proposed to be repurchased without the consent of, or any further action by, the Certificate Insurer.

         Section 3.17. Superior Liens. If required in order to receive notice, the Master Servicer shall file (or cause to be filed) a request for notice of any action by a superior lienholder under a First Lien for the protection of the Trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose such junior lienholder's equity of redemption.

         If the Master Servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the First Lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the Mortgaged Property sold or foreclosed, the Master Servicer shall take, on behalf of the Trust, actions in accordance with the Servicer's policies and procedures to protect the interests of the Certificateholders and the Certificate Insurer, and/or to preserve the security of the related Home Equity Loan, subject to the application of the REMIC Provisions in accordance with the terms of this Agreement. The Master Servicer shall immediately notify the Trustee and the Certificate Insurer of any such action or circumstances. The Master Servicer shall advance the necessary funds to cure the default or reinstate the superior lien, if such advance is in the best interests of the Certificate Insurer and the Certificateholders in accordance with the servicing standards in Section 3.01. The Master Servicer shall not make such an advance except to the extent that it determines in its reasonable good faith judgment that the advance would be recoverable from Liquidation Proceeds on the related Home Equity Loan and in no event in an amount that is greater than the Principal Balance of the related Home Equity Loan, except with the consent of the Certificate Insurer, which consent shall not be unreasonably withheld. The Master Servicer shall thereafter take such action as is necessary to recover the amount so advanced. Any expenses incurred by the Master Servicer pursuant to this Section 3.17 shall constitute Servicing Advances.

         Section 3.18. Assumption Agreements. When a Mortgaged Property has been or is about to be conveyed by the Mortgagor, the Master Servicer shall, to the extent it has knowledge of such conveyance or prospective conveyance, exercise its right to accelerate the maturity of the related Home Equity Loan under any "due-on-sale" clause contained in the related Mortgage or Mortgage Note; provided, however, that the Master Servicer shall not exercise any such right if the "due-on-sale" clause, in the reasonable belief of the Master Servicer, is not enforceable under applicable law. In such event, the Master Servicer shall enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person shall become liable under the Mortgage Note and, unless prohibited by applicable law, the Mortgagor shall remain liable thereon. The Master Servicer, in accordance with accepted Home

Equity Loan servicing standards for Home Equity Loans similar to the Home Equity Loans, is also authorized to enter into a substitution of liability whereby such person is substituted as mortgagor and becomes liable under the Mortgage Note. The Master Servicer shall notify the Trustee and the Certificate Insurer that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement and a duplicate thereof to the Certificate Insurer, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any assumption or substitution agreement entered into pursuant to this Section 3.18, the Master Servicer shall not change the Loan Rate or the Monthly Payment, defer or forgive the payment of principal or interest, reduce the outstanding principal amount or extend the final maturity date on such Home Equity Loan.

         Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Home Equity Loan by operation of law or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatsoever.

         Section 3.19.  Reserved.

                                   ARTICLE IV

                          Certificate Insurance Policy

         Section 4.01. Certificate Insurance Policy. As soon as possible, and in no event later than _______, New York time, on the third Business Day immediately preceding each Distribution Date, the Trustee shall determine the amount of Available Funds for such Distribution Date minus the amount of any Premium Amount and any Trustee Fee to be paid on such Distribution Date.

         If for any Distribution Date a Deficiency Amount exists, the Trustee shall complete a notice in the form set forth as Exhibit A to the Certificate Insurance Policy (the "Notice") and shall submit such Notice to the Fiscal Agent no later than _________, New York time, on the second Business Day preceding such Distribution Date. The Notice shall constitute a claim for an Insured Payment pursuant to the Certificate Insurance Policy for an amount equal to such excess. Upon receipt of the Insured Payment, at or prior to the latest time payments of the Insured Payment are to be made by the Certificate Insurer pursuant to the Certificate Insurance Policy, on behalf of the Class A Certificateholders, the Trustee shall deposit such Insured Payments in the Distribution Account and shall distribute such Insured Payments only in accordance with Sections 5.01(a)(i)(2) and (3).

         The Trustee shall receive, as attorney-in-fact of each Holder of a Class A Certificate, any Insured Payment from the Certificate Insurer and disburse the same to each Holder of a Class A Certificate in accordance with the provisions of Article V. Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust nor shall such payments discharge the obligation of the Trust with respect to such Class A Certificate, and the Certificate Insurer shall become the owner of such unpaid amounts due from the Trust in respect of such Insured Payments as the deemed assignee of such Holder and shall be entitled to receive the Reimbursement Amount pursuant to Sections 5.01(a)(i)(4) and 5.01(a)(ii)(3). The Trustee hereby agrees on behalf of each Holder of a Class A Certificate for the benefit of the Certificate Insurer that it and they recognize that to the extent the Certificate Insurer makes Insured Payments, either directly or indirectly (as by paying through the Trustee), to the Class A Certificateholders, the Certificate Insurer will be entitled to receive the Reimbursement Amount pursuant to Sections 5.01(a)(i)(3) and 5.01(a)(ii)(3).

         It is understood and agreed that the intention of the parties is that the Certificate Insurer shall not be entitled to reimbursement on any Distribution Date for amounts previously paid by it unless on such Distribution Date the Class A Certificateholders shall also have received the full amount of the Insured Payment for such Distribution Date.

         Section 4.02.  Claims Upon the Certificate Insurance Policy.   (a) The
Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

                 (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

                 (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Certificateholder of Class A Certificates, by its purchase of Class A Certificates, the Master Servicer, the Seller, the Representative, the Originators and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and
(ii) the posting of any surety, supersedes or performance bond pending any such appeal.

                                   ARTICLE V

         Payments and Statements to Certificateholders; Rights of
Certificateholders

         Section 5.01. Distributions. (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Funds and make distributions thereof as described below:

                 (i) With respect to the Class A Certificates, the Available Funds with respect to the Class A Certificates in the following order of priority:

                          (1) to the Trustee, the Trustee Fee for such Distribution Date and to the Certificate Insurer, the Premium Amount for such Distribution Date;

                          (2) concurrently to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, an amount equal to the respective Class Interest Distribution for such Distribution Date;

                          (3) the Class A Principal Distribution, in the following order of priority:

                                  (A)      first, to the Holders of the Class
                          A-4 Certificates, the Class A-4 Lockout Distribution Amount;

                                  (B) second, sequentially, to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the related Class Principal Balance of each such Class is reduced to zero; and

                                  (C)      third, to the Holders of the Class
                          A-4 Certificates until the related Class Principal Balance is reduced to zero; and

                          (4) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for draws made on the Policy.

                 (ii)     After making the distributions referred to in clause
         (i) above, the Trustee shall make distributions in the following order of priority, to the extent of the balance of the Available Funds:

                          (1) to the Master Servicer, the amount of any accrued and unpaid Servicing Fee;

                          (2) to the Master Servicer, the amount of Nonrecoverable Advances not previously reimbursed and any amounts reimbursable to the Master Servicer pursuant to
                 Section 7.03 hereof;

                          (3) to the Certificate Insurer, any Reimbursement Amount; and

                          (4) to the Class R Certificateholders, the balance, if any.

         On any Distribution Date as to which a Certificate Insurer Default has occurred and is continuing the amount to be distributed on the Class A Certificates pursuant to clause (a)(i) above shall be distributed pro rata on each such Class of Class A Certificates based on the Class Principal Balance of each such Class immediately prior to such Distribution Date.

                 (b) Distribution of Insured Payments. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy for such Distribution Date pursuant to Section 4.01. Any Insured Payment not required to make distributions pursuant to clauses (i)(2) and (i)(3) of Section 5.01(a) shall be returned to the Certificate Insurer.

                 (c) Method of Distribution. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Class A Certificateholders, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or, upon written request by a Class A Certificateholder delivered to the Trustee at least five Business Days prior to such Record Date, by wire transfer (but only if such Class A Certificateholder is the Depository or such Class A Certificateholder owns of record one or more Class A Certificates aggregating at least $1,000,000 Original Class Certificate Principal Balance), and, in the case of Holders of Residual Certificates, by wire transfer. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

                 (d) Distributions on Book-Entry Certificates. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates. None of the Trustee, the Paying Agent, the Certificate Registrar, the Seller, the Master Servicer, the Representative or the Originator shall have any responsibility therefor except as otherwise provided by applicable law.

         [Section 5.02. Compensating Interest. Not later than the Determination Date, the Master Servicer shall remit to the Trustee for deposit to the Collection Account an amount equal to the lesser of (A) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date resulting from Principal Prepayments during the related Due Period and (B) its aggregate Servicing Fees received in the related Due Period. The Master Servicer shall not have the right to reimbursement for any amounts deposited to the Collection Account pursuant to this Section 5.02.]

         Section 5.03. Statements. (a) Not later than 12:00 noon, __________ time, on the fifth Business Day prior to each Distribution Date, the Master Servicer shall deliver to the Trustee by electronic modem a computer file containing the information called for by clauses (i) through (xxi) below as of the end of the preceding Due Period and such other information as the Trustee shall reasonably require. Not later than 12:00 noon, __________ time, on each Determination Date, the Trustee shall deliver to the Master Servicer, the Seller, the Representative and to the Certificate Insurer, by telecopy, with a hard copy thereof to be delivered on the succeeding Distribution Date, a confirmation of the items in clause (i) below. Not later than one Business Day prior to each Distribution Date the Trustee shall deliver a statement (the "Trustee's Remittance Report") containing the information set forth below with respect to such Distribution Date, which information shall be based upon the information furnished by the Master Servicer upon which the Trustee shall conclusively rely without independent verification or calculation thereof:

                 (i)      The Available Funds for the related Distribution
         Date;

                 (ii) The Class Principal Balance of each Class of Class A Certificates and the Aggregate Class A Principal Balance as reported in the prior Trustee's Remittance Report pursuant to subclause (xi) below, or, in the case of the first Determination Date, the Original Class Principal Balance of each Class and the Cut-Off Date Pool Principal Balance;

                 (iii) The number and Principal Balances of all Home Equity Loans that were the subject of Principal Prepayments during the Due Period;

                 (iv) The amount of all Curtailments that were received during the Due Period;

                 (v) The principal portion of all Monthly Payments received during the Due Period;

                 (vi) The interest portion of all Monthly Payments received on the Home Equity Loans during the Due Period;

                 (vii) The amount of the Monthly Advances and the Compensating Interest payment to be made on the Determination Date;

                 (viii) The Class A Principal Distribution, the portion thereof to be distributed on each Class of Class A Certificates then entitled to distributions of principal, and the Class Interest Distribution to be distributed on each Class of Class A Certificates;

                 (ix) The amount of the Insured Payments, if any, to be made on the Distribution Date;

                 (x) The amount to be distributed to the Class R Certificateholders for the Distribution Date;

                 (xi) The Class Principal Balance of each Class of Class A Certificates and the Aggregate Class A Principal Balance after giving effect to the distribution to be made on the Distribution Date;

                 (xii) The weighted average remaining term to maturity of the Home Equity Loans and the weighted average Loan Rate;

                 (xiii) The Servicing Fee and the Premium Amount and Reimbursement Amount to be paid to the Certificate Insurer pursuant to
         Section 5.01;

                 (xiv) The amount of all payments or reimbursements to the Master Servicer pursuant to Sections 3.03(ii) and (vi);

                 (xv) The O/C Amount and the Specified O/C Amount for such Distribution Date;

                 (xvi) The amounts which are reimbursable to the Master Servicer or the Seller, as appropriate, pursuant to Section 5.01(a)(ii)(2) and the amount paid to Class R Certificateholders pursuant to Section 5.01(a)(ii)(4);

                 (xvii) The number of Home Equity Loans outstanding at the beginning and at the end of the related Due Period;

                 (xviii) The amount of Liquidation Loan Losses experienced during the preceding Due Period and the Loan Losses and the Cumulative Net Losses as a percentage of the Cut-Off Date Pool Principal Balance; and

                 (xix) As of the end of the preceding calendar month, the number and Principal Balance of Home Equity Loans which are 30-59 days delinquent; the number and Principal Balance of Home Equity Loans which are 60-89 days delinquent; the number and Principal Balance of Home Equity Loans which are more than 90 days delinquent; the number and Principal Balance of Home Equity Loans which are in foreclosure; and the number and Principal Balance of Home Equity Loans which are REO Property.

         The Trustee shall forward such report to the Master Servicer, the Seller, the Certificate Insurer, the Representative, the Certificateholders, the Rating Agencies, [Bloomberg (at 499 Park Avenue, New York, New York 10022,
Attention: ____________) and [Intex Solutions (at 35

Highland Circle, Needham, Massachusetts 02144, Attention: ______________)] on the Distribution Date; provided, however that the Trustee shall remove the Premium Amount to be paid the Certificate Insurer from clause (xiii) of such report prior to submission of the report to [Bloomberg and Intex Solutions]. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer. The Master Servicer shall calculate all items in clauses (i) - (xix) above.

         To the extent that there are inconsistencies between the telecopy of the Trustee's Remittance Report and the hard copy thereof, the Master Servicer may rely upon the latter.

         In the case of information furnished pursuant to subclauses (ii), (xi) and (xvi) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the related Cut-Off Date.

                 (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Class A Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses
(vii) and (xiii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

                 (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Holders of the Class A Certificates in respect of such Distribution Date and a statement setting forth the amounts actually distributed to the Class R Certificateholders on such Distribution Date together with such other information as the Trustee deems necessary or appropriate.

                 (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

                 (e) The Master Servicer and the Trustee shall furnish to each Certificateholder and to the Certificate Insurer (if requested in writing), during the term of this Agreement, such periodic, special or other reports or information, whether or not provided for herein, as shall be necessary, reasonable or appropriate with respect to the Certificateholder or the Certificate Insurer, as the case may be, or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions (if requested in writing) as the Certificateholder or the Certificate Insurer, as the case may be, may reasonably require; provided that the Master Servicer and the Trustee shall be entitled to be reimbursed by such Certificateholder or the Certificate Insurer, as the case may be, for their respective fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of their respective businesses or readily obtainable.

                 (f) Reports and computer diskettes or files furnished by the Master Servicer pursuant to this Agreement shall be deemed confidential and of a proprietary nature, and shall not be copied or distributed except to the extent required by law or for the internal use of the Certificate Insurer and its counsel or to the Rating Agencies, the Seller, Representative or any Originator, the Certificate Insurer's reinsurers, parent, regulators, liquidity providers and auditors, provided that the Certificate Insurer shall attempt in good faith to cause such additional Persons to acknowledge in writing the foregoing restrictions, and in connection with the purposes and requirements of this Agreement. No Person entitled to receive copies of such reports or diskettes or files or lists of Certificateholders shall use the information therein for the purpose of soliciting the customers of the Representative or any Originator or for any other purpose except as set forth in this Agreement.

         Section 5.04. Distribution Account. The Trustee shall establish with _________________, a separate trust account (the "Distribution Account") titled "[Name of Trustee], as Trustee, in trust for the registered holders of Avco Financial Home Equity Loan Asset-Backed Certificates, Series 199_-_." The Distribution Account shall be an Eligible Account. The Trustee shall deposit any amounts representing payments on and any collections in respect of the Home Equity Loans received by it immediately following receipt thereof, including, without limitation, all amounts withdrawn by the Master Servicer from the Collection Account pursuant to Section 3.03 for deposit to the Distribution Account. Amounts on deposit in the Distribution Account may be invested in Eligible Investments pursuant to Section 5.05.

         Section 5.05. Investment of Accounts. (a) So long as no Event of Default shall have occurred and be continuing, and consistent with any requirements of the Code, all or a portion of any Account held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Master Servicer, in one or more Eligible Investments bearing interest or sold at a discount. If an Event of Default shall have occurred and be continuing or if the Master Servicer does not provide investment directions, the Trustee shall invest all Accounts in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. No such investment in any Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that (i) if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such Distribution Date and (ii) any other date may be approved by the Rating Agencies and the Certificate Insurer).

                 (b) If any amounts are needed for disbursement from any Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this
Section 5.05 is the cause of such loss or charge.

                 (c) Subject to Section 9.01, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (b) of this Section 5.05).

                 (d) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Master Servicer shall from time to time direct as set forth in Section 5.05(a), but only in one or more Eligible Investments.

                 (e) So long as no Event of Default shall have occurred and be continuing, all net income and gain realized from investment of, and all earnings on, funds deposited in the Collection Account and the Distribution Account shall be for the benefit of the Master Servicer as servicing compensation (in addition to the Servicing Fee), and shall be subject to withdrawal on or before the first Business Day of the month following the month in which such income or gain is received. The Master Servicer shall deposit in the Collection Account or the Distribution Account, as the case may be, the amount of any loss incurred in respect of any Eligible Investment held therein which is in excess of the income and gain thereon immediately upon realization of such loss, without any right to reimbursement therefore from its own funds.


                                   ARTICLE VI

                                The Certificates

         Section 6.01. The Certificates. Each of the Class A Certificates and the Class R Certificates shall be substantially in the forms set forth in Exhibits A and B, respectively, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Seller concurrently with the sale and assignment to the Trustee of the Trust. Each Class of Class A Certificates shall be initially evidenced by one or more certificates representing a fraction of the Original Class A Certificate Principal Balance and shall be held in minimum dollar denominations of $25,000 and integral multiples of $1,000 in excess thereof, except that one of each of the Class A Certificate may be in a different denomination so that the sum of the denominations of all outstanding Class A Certificates shall equal the Original Class A Certificate Principal Balance.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to
Section 6.02(c), the Class A Certificates shall be Book-Entry Certificates.
The Class R Certificates shall not be Book-Entry Certificates.

         Section 6.02.  Registration of Transfer and Exchange of Certificates.
(a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

         Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, and, in the case of the Class R Certificates, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

         At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

                 (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

                 All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement the terms of this Agreement shall control.

                 (c) If (i)(x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Seller is unable to locate a qualified successor, (i) the Seller, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, the Certificate Owners of each Class of Class A Certificates representing Percentage Interests aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners. Upon surrender to the Certificate Registrar of each Class of Class A Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Seller's expense, execute and authenticate the Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Seller shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

                 (d) No transfer, sale, pledge or other disposition of a Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee and the Seller shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Seller or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit H) and the transferee to execute an investment letter (in substantially the form of either Exhibit J, Exhibit K or Exhibit L attached hereto) acceptable to and in form and substance reasonably satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Seller. The Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                 No transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J, Exhibit K or Exhibit L, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Class R Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

                 Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Seller or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (iv) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                 (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                 (ii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                          (A) an affidavit in the form of Exhibit G from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                          (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                 (iii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the Trustee received the documents specified in clause (ii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                 (iv) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Seller to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Seller or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (iv) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                 (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Seller will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section 6.02(d) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee,
(i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

                 (e) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

         All Certificates surrendered for registration of transfer or exchange shall be canceled by the Certificate Registrar and disposed of pursuant to its standard procedures.

         Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
(i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Seller and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section 6.03, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section 6.03, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         Section 6.04. Persons Deemed Owners. Prior to due presentation of a Certificate for registration of transfer, the Master Servicer, the Seller, the Trustee, the Certificate Registrar, the Certificate Insurer, any Paying Agent and any agent of the Master Servicer, the Seller, the Trustee, the Certificate Insurer, any Paying Agent or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary; provided, however, that to the extent the Certificate Insurer makes an Insured Payment with respect to a Certificate it shall be deemed to be the owner of such Certificate to the extent provided in Section 4.01.

         Section 6.05. Appointment of Paying Agent. (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 5.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.03 and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Seller.

                 (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.


                                  ARTICLE VII

             The Seller, the Master Servicer and the Representative

         Section 7.01. Liability of the Seller, the Master Servicer and the Representative. The Seller, the Master Servicer and the Representative shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller, the Master Servicer or the Representative, as the case may be, herein.

         Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, the Seller, the Master Servicer or the Representative. Any corporation into which the Seller, the Master Servicer or the Representative may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller, the Master Servicer or the Representative shall be a party, or any corporation succeeding to the business of the Seller, the Master Servicer or the Representative, shall be the successor of the Seller, the Master Servicer or the Representative, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor Master Servicer shall satisfy all the requirements of Section 8.02 with respect to the qualifications of a successor Master Servicer.

         Section 7.03. Limitation on Liability of the Master Servicer and Others. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or by reason of its reckless disregard of its obligations and duties of the Master Servicer hereunder; provided, further, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Net Liquidation Proceeds realized with respect to the related Home Equity Loan.
The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 9.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this

Agreement or the Certificates, other than any loss, liability or expense related to any specific Home Equity Loan or Home Equity Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder and such amounts shall be payable only pursuant to Section 5.01(a)(ii)(2). The Master Servicer may with the consent of the Certificate Insurer undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor only pursuant to Section 5.01(a)(ii)(2). The Master Servicer's right to indemnity or reimbursement pursuant to this Section 7.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 7.04 or 8.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Master Servicer hereunder and in no other capacities.

         Section 7.04. Master Servicer Not to Resign. Subject to the provisions of Section 7.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of each of the following conditions: (a) the Master Servicer has proposed a successor master servicer to the Trustee in writing and such proposed successor master servicer is reasonably acceptable to the Trustee; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor master servicer stating that the proposed appointment of such successor master servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Class A Certificates without regard to the Certificate Insurance Policy; and
(c) such proposed successor master servicer is reasonably acceptable to the Certificate Insurer and consented to by the Certificate Insurer, as evidenced by a letter to the Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor master servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor master servicer in accordance with Section 8.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 8.01 and 8.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Certificate Insurer.

         Section 7.05. Delegation of Duties. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in
Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 7.04. The Master Servicer shall provide the Certificate Insurer and the Trustee with written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

         Section 7.06. Indemnification of the Trust. (a) The Master Servicer shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of its activities in servicing or administering the Home Equity Loans pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Master Servicer's misfeasance, bad faith or negligence. Any such indemnification shall not be payable from the assets of the Trust. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

                 (b) The Representative shall indemnify and hold harmless the Trust and the Trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of the Representative's willful misfeasance, bad faith or negligence in the performance of its activities pursuant to this Agreement, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim related to the Representative's misfeasance, bad faith or negligence.
Any such indemnification shall not be payable from the assets of the Trust.
The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof.

         The provisions of this Section 7.06 shall survive the termination of this Agreement.

         Section 7.07. Inspection. The Master Servicer shall (and shall require any Sub-Servicer in the related Sub-Servicing Agreement to) afford the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer and each Sub-Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish to the Certificate Insurer the Master Servicer's most recent publicly available financial statements and each Sub-Servicer's most recent financial statements (annual or quarterly statements, as the case may be) and such other information relating to their capacity to perform their obligations under this Agreement as the Master Servicer or such Sub-Servicer possesses.

                                  ARTICLE VIII

                                    Default

         Section 8.01. Events of Default (a) If any one of the following events ("Events of Default") shall occur and be continuing:

                 (i) (A) The failure by the Master Servicer to make any Monthly Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or the Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of three Business Days after the date upon which payment was required to have been made; or

                 (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any Holder with Certificates evidencing Voting Interests of at least 25% or the Certificate Insurer; or

                 (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 30 consecutive days; or

                 (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 30 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

                 (v) Any failure by the Master Servicer to pay when due any amount payable by it under the Insurance Agreement which results in a drawing under the Certificate Insurance Policy.

                 (b) then, and in each and every such case, so long as an Event of Default shall not have been remedied, (x) with respect solely to clause (i)(A) above, if such Monthly Advance is not made by 12:00 noon, New York time, on the second Business Day preceding the applicable Distribution Date, the Trustee, upon receipt of written notice or discovery by a Responsible Officer of such failure, shall give immediate telephonic notice of such failure to a Servicing Officer of the Master Servicer and to the Certificate Insurer and the Trustee shall terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor master servicer appointed in accordance with Section 8.02, shall immediately make such Monthly Advance and assume, pursuant to Section 8.02, the duties of a successor Master Servicer and (y) in the case of (i)(B), (ii), (iii), (iv), [(v)] and (vi) above, the Trustee shall, at the direction of the Certificate Insurer or the Holders of each Class of Class A Certificates evidencing Voting Rights aggregating not less than 51% (with the consent of the Certificate Insurer so long as no Certificate Insurer Default shall have occurred and be continuing, by notice then given in writing to the Master Servicer (and to the Trustee if given by Holders of Certificates), terminate all of the rights and obligations of the Master Servicer as master servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Seller and the Certificate Insurer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Home Equity Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Equity Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, or that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Home Equity Loans. All reasonable out-of-pocket costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section 8.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

         Section 8.02. Trustee to Act; Appointment of Successor (a) On and after the time the Master Servicer receives a notice of termination pursuant to
Section 8.01 or 7.04, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other Home Equity Loan or home equity loan servicer having a net worth of not less than [$25,000,000] as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided that any such successor Master Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent which consent shall not be unreasonably withheld and provided, further, that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Class A Certificates by the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on the Home Equity Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.08 (or such lesser compensation as the Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section
3.05 or to indemnify the Trustee pursuant to Section 7.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

                 (b) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer (i) continue to service and administer the Home Equity Loans for the benefit of Certificateholders and the Certificate Insurer, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.12.

         If an Event of Default of the type described in Section 8.01(a)(i) (for purposes of this Section 8.02(b), such default shall be termed the failure to make a "Remittance") occurs because the

Master Servicer is the subject of a proceeding under the Bankruptcy Code and the making of such Remittance is prohibited by Section 362 of the Bankruptcy Code, the Trustee shall upon notice of such prohibition, regardless of whether it has received or given a notice of termination under Section 8.01, advance, the amount of such Remittance by depositing such amount in the Distribution Account on the related Distribution Date. The Trustee shall be obligated to make such advance only if (i) such advance, in the good faith judgment of the Trustee, can reasonably be expected to be ultimately recoverable from funds which are in the custody of the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court and should have been the subject of such Remittance absent such prohibition (the "Stayed Funds") and (ii) the Trustee is not prohibited by law from making such advance or obligating itself to do so. Upon remittance of the Stayed Funds to the Trustee or the deposit thereof in the Distribution Account by the Master Servicer, a trustee in bankruptcy or a federal bankruptcy court, the Trustee may recover the amount so advanced, without interest, by withdrawing such amount from the Distribution Account; however, nothing in this Agreement shall be deemed to affect the Trustee's rights to recover from the Master Servicer's own funds interest on any such Stayed Funds. If the Trustee at any time makes an advance under this Subsection which it later determines in its good faith judgment will not be ultimately recoverable from the Stayed Funds with respect to which such advance was made, the Trustee shall, upon certification of such nonrecoverability to the Certificate Insurer, be entitled to reimburse itself (or direct the successor Master Servicer to reimburse it) for such advance, without interest, by withdrawing an amount equal to such advance from the Distribution Account.

         Section 8.03. Waiver of Defaults. The Certificate Insurer or the Majority Certificateholders with the consent of the Certificate Insurer may, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as master servicer pursuant to this Article VIII, provided, however, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

         Section 8.04. Rights of the Certificate Insurer to Exercise Rights of Class A Certificateholders. By accepting its Certificate, each Class A Certificateholder agrees that unless a Certificate Insurer Default exists, the Certificate Insurer shall be deemed to be the Certificateholders for all purposes (other than with respect to payment on the Certificates) and shall have the right to exercise all rights of the Class A Certificateholders under this Agreement and under each Class of Class A Certificates without any further consent of the Class A Certificateholders, including, without limitation:

                 (a) the right to require the Representative or the applicable Originator to repurchase Home Equity Loans pursuant to Section 2.02 or 2.05;

                 (b) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer as master servicer pursuant to Section 8.01 and to consent to or direct waivers of Master Servicer defaults pursuant to Section 8.03;

                 (c) the right to direct the actions of the Trustee during the continuance of a Master Servicer default pursuant to Sections 8.01 and 8.02;

                 (d) the right to institute proceedings against the Master Servicer pursuant to Section 8.01;

                 (e) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02;

                 (f)      the right to remove the Trustee pursuant to Section
9.07;

                 (g) the right to direct foreclosures upon the failure of the Master Servicer to do so in accordance with this Agreement; and

                 (h) any rights or remedies expressly given the Majority Certificateholders.

In addition, each Certificateholder agrees that unless a Certificate Insurer Default exists, the rights specifically enumerated in this Agreement may be exercised by the Certificateholders only with the prior written consent of the Certificate Insurer.

         Section 8.05. Trustee to Act Solely with Consent of the Certificate Insurer. Unless a Certificate Insurer Default exists, the Trustee shall not, without the Certificate Insurer's consent or unless directed by the Certificate
Insurer:

                 (a) terminate the rights and obligations of the Master Servicer as Master Servicer pursuant to Section 8.01;

                 (b) agree to any amendment pursuant to Article XI, provided, however, that such consent shall not be unreasonably withheld; or

                 (c)      undertake any litigation.

         The Certificate Insurer may, in writing and in its sole discretion renounce all or any of its rights under Section 8.04, 8.05 or 8.06 or any requirement for the Certificate Insurer's consent for any period of time.

         Section 8.06. Home Equity Loans, Trust and Accounts Held for Benefit of the Certificate Insurer. The Trustee shall hold the Trust and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement and in the Certificates "on behalf of" or to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates unless, as stated in an Opinion of Counsel addressed to the Trustee and the Certificate Insurer, such action is adverse to the interests of the Certificateholders or diminishes the rights of the Certificateholders or imposes additional burdens or restrictions on the Certificateholders.

         The Master Servicer hereby acknowledges and agrees that it shall service the Home Equity Loans for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer.

         Section 8.07. Certificate Insurer Default. Notwithstanding anything elsewhere in this Agreement or in the Certificates to the contrary, if a Certificate Insurer Default exists, or if and to the extent the Certificate Insurer has delivered its written renunciation of its rights, the provisions of this Article VIII and all other provisions of this Agreement which (a) permit the Certificate Insurer to exercise rights of the Certificateholders, (b) restrict the ability of the Certificateholders, the Master Servicer, the Representative or the Trustee to act without the consent or approval of the Certificate Insurer, (c) provide that a particular act or thing must be acceptable to the Certificate Insurer, (d) permit the Certificate Insurer to direct (or otherwise to require) the actions of the Trustee, the Master Servicer, the Representative or the Certificateholders, (e) provide that any action or omission taken with the consent, approval or authorization of the Certificate Insurer shall be authorized hereunder or shall not subject the party taking or omitting to take such action to any liability hereunder or (f) which have a similar effect, shall be of no further force and effect and the Trustee shall administer the Trust and perform its obligations hereunder solely for the benefit of the Holders of the Certificates; provided, however, that the Certificate Insurer's rights shall be immediately reinstated following the cure of such Certificate Insurer Default. Nothing in the foregoing sentence, nor any action taken pursuant thereto or in compliance therewith, shall be deemed to have released the Certificate Insurer from any obligation or liability it may have to any party or to the Certificateholders hereunder, under any other agreement, instrument or document (including, without limitation, the Certificate Insurance Policy) or under applicable law.

         Section 8.08. Notification to Certificateholders. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII or Section 7.04, the Trustee shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register, the Certificate Insurer and each Rating Agency.

                                   ARTICLE IX

                                  The Trustee

         Section 9.01. Duties of Trustee. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to be in the form specified in this Agreement, on its face, the Trustee shall take action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will, at the expense of the Master Servicer, provide notice thereof to the Certificate Insurer and will, at the expense of the Master Servicer, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificate Insurer.

         The Trustee may, in accordance with its duties hereunder, do all things necessary and proper as may be required in connection with any secondary mortgage licensing laws and similar requirements, including, but not limited to, consenting to jurisdiction, and the appointment of agents for service of process, in jurisdictions in which the Mortgaged Properties are located.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                 (i) prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                 (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

                 (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Certificate Insurer or in accordance with the direction of the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 51% (subject to the Certificate Insurer's prior written consent) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

                 (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section
         8.01 unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Certificate Insurer or the Holders of Class A Certificates evidencing Percentage Interests aggregating not less than 51%. This paragraph shall not be construed to limit the effect of the first paragraph of this Section 9.01.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

         Section 9.02. Certain Matters Affecting the Trustee. (a) Except as otherwise provided in Section 9.01:

                 (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (ii) the Trustee may consult with counsel and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                 (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders or the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of an Event of Default (which has not been cured) of which a Responsible Officer has knowledge, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                 (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                 (v) prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or by Holders of Certificates evidencing Percentage Interests aggregating not less than 51% (subject to the Certificate Insurer's prior written consent); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.
         The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

                 (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 8.02;

                 (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

                 (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

                 (b) It is intended that the REMIC formed hereunder shall constitute, and that the affairs of the REMIC shall be conducted so as to qualify it as, a REMIC as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) and as Tax Matters Person on behalf of the REMIC formed hereunder, and that in such capacities, it shall:

                 (i) prepare, sign and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066) and any other Tax Return required to be filed by the REMIC created hereunder, using a calendar year as the taxable year for such REMIC;

                 (ii) make, or cause to be made, an election, on behalf of the REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year;

                 (iii) prepare and forward, or cause to be prepared and forwarded, to the Master Servicer, the Seller, the Certificateholders and to the Internal Revenue Service and any other relevant governmental taxing authority all information returns or reports as and when required to be provided to them in accordance with the REMIC Provisions;

                 (iv) to the extent that the affairs of the REMIC created hereunder are within its control, conduct such affairs of such REMIC at all times that any Certificates are outstanding so as to maintain the status of such REMIC as a REMIC under the REMIC Provisions and any other applicable federal, state and local laws, including, without limitation, information reports relating to "original issue discount," as defined in the Code, based upon ______% of the Prepayment Assumption and calculated by using the issue price of the Certificates;

                 (v) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC created hereunder;

                 (vi) pay the amount of any and all federal, state and local taxes, including, without limitation, any minimum tax imposed by Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code upon the Trustee or the Certificateholders in connection with the Trust or the Home Equity Loans, prohibited transaction taxes as defined in Section 860F of the Code, other than any amount due as a result of a transfer or attempted or purported transfer in violation of Section 6.02, imposed on the Trust when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee shall be entitled to reimbursement in accordance with Section 2.14;

                 (vii) ensure that any such returns or reports filed on behalf of the Trust by the Trustee are properly executed by the appropriate person;

                 (viii) represent the Trust in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust, enter into settlement agreements with any government taxing agency, extend any statute of limitations relating to any item of the Trust and otherwise act on behalf of the Trust in relation to any tax matter involving the Trust;

                 (ix) as provided in Section 2.12, make available information necessary for the computation of any tax imposed (1) on transferors of residual interests to transferees that are not Permitted Transferees or (2) on pass-through entities, any interest in which is held by an entity which is not a Permitted Transferee. The Trustee covenants and agrees that it will cooperate with the Master Servicer in the foregoing matters and that it will sign, as Trustee, any and all Tax Returns required to be filed by the Trust. Notwithstanding the foregoing, at such time as the Trustee becomes the successor Master Servicer, the holder of the largest percentage of the Class R Certificates shall serve as Tax Matters Person until such time as an entity is appointed to succeed the Trustee as Master Servicer;

                 (x) make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Class R Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E- 2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and
         (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Class R Certificate having as among its record holders at any time any Person that is not a Permitted Transferee. Reasonable compensation for providing such information may be accepted by the Trustee; and

                 (xi) pay out of its own funds, without any right of reimbursement, any and all tax-related expenses of the Trust (including, but not limited to, tax return preparation and filing expenses and any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust that involve the Internal Revenue Service or state tax authorities), other than (A) the expense of obtaining any Opinion of Counsel required pursuant to Sections [2.07, 2.14, 6.02, 7.04, 8.06, 9.02, 11.01 or 11.02], (B) any expenses for which the Trustee is otherwise indemnified pursuant to Section 9.05 and (C) taxes except as specified herein.

                 (xii) Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and each Form 1066Q for the REMIC created hereunder and shall respond promptly to written requests made not more frequently than quarterly by any Holder of Residual Certificates with respect to the following matters:

                          (1) The original projected principal and interest cash flows on the Closing Date on each class of regular and residual interests created hereunder and on the Home Equity Loans, based on the applicable Prepayment Assumption;

                          (2) The projected remaining principal and interest cash flows as of the end of any calendar quarter with respect to each class of regular and residual interests created hereunder and the Home Equity Loans, based on the applicable Prepayment Assumption;

                          (3) The Prepayment Assumption and any interest rate assumptions used in determining the projected principal and interest cash flows described above;

                          (4) The original issue discount (or, in the case of the Home Equity Loans, market discount) or premium accrued or amortized through the end of such calendar quarter with respect to each class of regular or residual interests created hereunder and with respect to the Home Equity Loans, together with each constant yield to maturity used in computing the same;

                          (5) The treatment of losses realized with respect to the Home Equity Loans or the regular interests created hereunder, including the timing and amount of any cancellation of indebtedness income of the REMIC created hereunder with respect to such regular interests or bad debt deductions claims with respect to the Home Equity Loans;

                          (6) The amount and timing of any non-interest expenses of the REMIC hereunder; and

                          (7) Any taxes (including penalties and interest) imposed on the REMIC created hereunder, including, without limitation, taxes on "prohibited transactions,"

                 "contribution" or "net income from foreclosure property" or state or local income or franchise taxes.

                 (xiii) Following the Closing Date, and except as otherwise provided in this Agreement, the Trustee shall not knowingly accept any contribution of assets to the Trust unless it shall have been provided with an Opinion of Counsel at the expense of the party delivering such assets acceptable to it and the Certificate Insurer to the effect that the inclusion of such assets in the REMIC created hereunder will not cause the REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject the Trust to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                 (xiv) The Trustee agrees to indemnify the Trust, the Certificate Insurer and the Master Servicer for any taxes and costs, including, without limitation, any reasonable attorneys' fees imposed on or incurred by the Trust, the Certificate Insurer or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in Section 9.02(b).

         Section 9.03. Trustee Not Liable for Certificates or Home Equity Loans. The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Home Equity Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer or for the use or application of any funds paid to the Master Servicer in respect of the Home Equity Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Home Equity Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the validity of the assignment of any Home Equity Loan to the Trustee or of any intervening assignment; the completeness of any Home Equity Loan; the performance or enforcement of any Home Equity Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02); the compliance by the Seller, the Master Servicer, the Representative or any Originator with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity;

the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02), any Sub-Servicer, the Representative, an Originator or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 8.02) or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to
Section 8.02); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.02. Until such time as the Trustee shall have become the successor Master Servicer, the Trustee shall have no responsibility to perfect or maintain the perfection of any security interest or lien granted to it hereunder.

         Section 9.04. Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer or the Representative.

         Section 9.05.    Master Servicer to Pay Trustee Fees and Expenses.
The Master Servicer will pay or reimburse, except as provided in Section 2.14(g), the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or the Insurance Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders hereunder. In addition, except as provided in Section 2.14(g), the Master Servicer covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (i) incurred in connection with or relating to this Agreement, the Insurance Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder or (ii) resulting from any error in any tax or information return prepared by the Master Servicer. This Section 9.05 shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

         Section 9.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of "Baa3", and subject to supervision or examination by federal or state authority, and is reasonably acceptable to the Certificate Insurer. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

         Section 9.07. Resignation or Removal of Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Seller, the Master Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer and the Master Servicer, so long as such approval shall not unreasonably be withheld) by written instrument, in duplicate, copies of which instrument shall be delivered to the resigning Trustee, the Certificate Insurer and the successor Trustee; provided, however, that any such successor Trustee shall be subject to the prior written approval of the Master Servicer. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Seller or the Certificate Insurer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Seller, the Master Servicer or the Certificate Insurer may remove the Trustee. If the Seller, the Master Servicer or the Certificate Insurer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, copies of which instrument shall be delivered to the Trustee so removed, the Certificate Insurer and to the successor Trustee.

         The Holders of Certificates evidencing Voting Rights aggregating over 50% of all Voting Rights may, with the prior written consent of the Certificate Insurer, at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Seller and the Trustee; shall thereupon use its best efforts to appoint a successor trustee in accordance with this
Section 9.07.

         Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 9.08.

         Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the Trustee may not be removed by the Seller or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 9.08. Successor Trustee. Any successor Trustee appointed as provided in Section 9.07 shall execute, acknowledge and deliver to the Seller, the Master Servicer and to its predecessor Trustee and the Certificate Insurer an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Seller, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

         No successor Trustee shall accept appointment as provided in this
Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

         Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the Master Servicer shall mail notice of the succession of such Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency. If the Master Servicer fails to mail such notice within 30 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be mailed at the expense of the Master Servicer.

         Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 9.09. Merger or Consolidation of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto other than the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

         Section 9.10. Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Seller and the Trustee acting jointly and with the consent of the Certificate Insurer shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders and the Certificate Insurer, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or, in the case an Event of Default shall have occurred and be continuing, the Trustee alone and with the consent of the Certificate Insurer shall have the power to make such appointment. Subject to the Certificate Insurer's written approval, no co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 9.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

                 (iii) the Master Servicer and the Trustee acting jointly and with the consent of the Certificate Insurer may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of an Event of Default, the Trustee acting with the consent of the Certificate Insurer may accept the resignation or remove any separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Seller, the Certificate Insurer and the Master Servicer.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

         Section 9.11. Limitation of Liability. The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

         Section 9.12. Trustee May Enforce Claims Without Possession of Certificates; Inspection. (a) All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee or the Certificate Insurer without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders or the Certificate Insurer in respect of which such judgment has been recovered.

         (b) The Trustee shall afford the Seller, the Master Servicer, the Certificate Insurer, the Representative and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Seller, the Master Servicer, the Certificate Insurer, the Representative and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Certificate Insurer, the Representative and such Certificateholder and shall make available to the Seller, the Master Servicer, the Certificate Insurer, the Representative and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Master Servicer, the Certificate Insurer, the Representative and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         Section 9.13 Suits for Enforcement. In case an Event of Default or other default by the Master Servicer, the Seller, the Representative or any Originator hereunder shall occur and be continuing, the Trustee may, with the consent of the Certificate Insurer and shall at the direction of the Certificate Insurer, proceed to protect and enforce its rights and the rights of the Certificateholders or the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Certificate Insurer, or if a Certificate Insurer Default shall have occurred and be continuing, the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificate Insurer and the Certificateholders and the Certificate Insurer.


                                   ARTICLE X

                                  Termination

         Section 10.01. Termination. (a) The respective obligations and responsibilities of the Seller, the Master Servicer, the Trustee, the Representative and the Originators created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee of the later of (x) the distribution to Certificateholders of the final payment or collection with respect to the last Home Equity Loan (or Monthly Advances of same by the Master Servicer), (y) the disposition of all funds with respect to the last Home Equity Loan and the remittance of all funds due under the Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee and (z) the Distribution Date in ______________. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         The Master Servicer may, at its option, terminate this Agreement on any Distribution Date on or after the Optional Termination Date, by purchasing, on the such Distribution Date, all of the outstanding Home Equity Loans and REO Properties at a price equal to the sum of (x) 100% of the aggregate Principal Balance of the Home Equity Loans and REO Properties, plus
(y) the greater of (i) the aggregate amount of accrued and unpaid interest on the Home Equity Loans through the related Due Period and (ii) 30 days' accrued interest thereon at a rate equal to the Loan Rate, in each case net of the Servicing Fee plus (z) any Reimbursement Amounts due to the Certificate Insurer and any other amounts due to the Certificate Insurer under the Insurance Agreement (the "Termination Price").

         In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account (less amounts permitted to be withdrawn by the Master Servicer pursuant to Section 3.03), which deposit shall be deemed to have occurred immediately preceding such purchase.

         Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price.

                 (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution
Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee to the Certificate Insurer by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution specifying (iii) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (iv) the amount of any such final distribution and (v) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

                 (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the holders of Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Certificates and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to Certificateholders pursuant to Section 5.01 for such Distribution Date. On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of (x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay the Class A Certificateholders pursuant to Sections 5.01(a)(i)(2) and (3) and (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 5.01(a).

                 (d) In the event that all of the Class A Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Class A Certificateholders to be withdrawn therefrom and credited to the remaining Class A Certificateholders by depositing such funds in a separate escrow account for the benefit of such Class A Certificateholders and the Master Servicer (if the Master Servicer has exercised its right to purchase the Home Equity Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Class A Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Class A Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Class A Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

         Section 10.02. Additional Termination Requirements. (a) In the event that the Master Servicer exercises its purchase option as provided in
Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee and the Certificate Insurer have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause the REMIC hereunder to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

                 (i) Within 90 days prior to the final Distribution Date, the Master Servicer shall adopt and the Trustee shall sign a plan of complete liquidation for the REMIC hereunder meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder; and

                 (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Master Servicer for cash.

         (b) By their acceptance of the Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation (and the Certificateholders hereby appoint the Trustee as their attorney in fact to sign such plan) as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.


                                   ARTICLE XI

                            Miscellaneous Provisions

         Section 11.01. Amendment. This Agreement may be amended from time to time by the Seller, the Master Servicer, the Trustee, the Representative and the Originators in each case without the consent of any of the Certificateholders, but only with the consent of the Certificate Insurer (which consent shall not be unreasonably withheld), (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provisions herein that may be inconsistent with any other provisions herein, (iii) to add to the duties of the Master Servicer, the Representative or the Originators, (iv) to add any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement, (v) to add or amend any provisions of this Agreement as required by any Rating Agency or any other nationally recognized statistical rating agency in order to maintain or improve any rating of each Class of Class A Certificates, without regard to the Certificate Insurance Policy (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Trustee, the Certificate Insurer, the Seller, the Master Servicer, the Representative or the Originators is obligated to obtain, maintain or improve any such rating) or (vi) to add or amend any provisions of this Agreement to such extent as shall be necessary to maintain the qualification of the REMIC hereunder as a REMIC; provided, however, that (x) as evidenced by an Opinion of Counsel (at the expense of the requesting party) in each case such action shall not adversely affect in any material respect the interest of any Certificateholder, (y) in each case, such action is necessary or desirable to maintain the qualification of the REMIC hereunder as a REMIC or shall not adversely affect such qualification and (z) if the opinion called for in clause (x) cannot be delivered with regard to an amendment pursuant to clause (vi) above, such amendment is necessary to maintain the qualification of the REMIC hereunder as a REMIC; and provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Class A Certificates without regard to the Certificate Insurance Policy.

         This Agreement also may be amended from time to time by the Seller, the Master Servicer, the Trustee, the Representative and the Originators and the Master Servicer and the Certificate Insurer, may from time to time consent to the amendment of the Certificate Insurance Policy with the consent of the Holders of each Class of Class A Certificates which is affected by such amendment, evidencing Voting Rights aggregating not less than 51%, and in the case of an amendment to this Agreement, with the consent of the Certificate Insurer, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Certificate Insurance Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding.

         Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee and the Certificate Insurer with an Opinion of Counsel stating whether such amendment would adversely affect the qualification of the REMIC hereunder as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and the Certificate Insurer and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the REMIC created hereunder as a REMIC.

         Prior to the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Rating Agency. In addition, promptly after the execution of any such amendment made with the consent of the Certificateholders, the Trustee shall furnish written notification of the substance of such amendment to each Certificateholder and fully executed original counterparts of the instruments effecting such amendment to the Certificate Insurer.

         It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

         Section 11.02. Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee, but only upon direction of Certificateholders or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of Certificateholders or the Certificate Insurer, as applicable. The Certificateholders or the Certificate Insurer, as the case may be, requesting such recordation shall bear all costs and expenses of such recordation. The Trustee shall have no obligation to ascertain whether such recordation so affects the interests of the Certificateholders or the Certificate Insurer.

         Section 11.03. Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided in Sections 8.01, 9.01, 9.02 and 11.01) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Class A Certificates evidencing Voting Rights aggregating not less than 51% shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Section 11.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 11.05 Notices. (a) All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Seller, 1727-B Charleston, Las Vegas, Nevada 09104,
Attention: _________________, (b) in the case of the Master Servicer, 600 Anton Boulevard, Costa Mesa, California 92626, Attention: _______________, (c) in the case of the Trustee, at the Corporate Trust Office, (d) in the case of the Certificate Insurer, ________________ Attention: ______________ (in each case in which notice or other communication to the Certificate Insurer refers to an Event of Default, a claim on the Certificate Insurance Policy or with respect to which failure on the part of the Certificate Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication shall be marked to indicate "URGENT MATERIAL ENCLOSED"), (e) in the case of the Representative and each Originator, 600 Anton Boulevard, Costa Mesa, California 92626, Attention: ____________________, (f) in the case of [Rating Agency], _____________________,

Attention: ________________________, or (g) as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notice or other document required to be delivered or mailed by the Trustee to any Rating Agency shall be given on a best efforts basis and only as a matter of courtesy and accommodation and the Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

                 (b) Notice to the Rating Agencies. The Trustee and the Master Servicer shall each be obligated to use its best efforts promptly to provide notice, at the expense of the Master Servicer, to the Rating Agencies with respect to each of the following of which a Responsible Officer of the Trustee or Master Servicer, as the case may be, has actual knowledge:

                 (i)      Any material change or amendment to this Agreement;

                 (ii) The occurrence of any Event of Default that has not been cured or waived;

                 (iii) The resignation or termination of the Master Servicer or the Trustee;

                 (iv) The final payment to Holders of the Certificates of any Class;

                 (v)      Any change in the location of any Account; and

                 (vi) Any event that would result in the inability of the Trustee to make advances regarding Delinquent Home Equity Loans.

                 (c) In addition, (i) the Trustee shall promptly furnish to each Rating Agency copies of the following:

                          (A) Each annual report to Certificateholders described in Section 5.03; and

                          (B)     Each Statement to Certificateholders
                 described in Section 5.03; and

                 (vii) The Master Servicer shall promptly furnish to each Rating Agency copies of the following:

                          (A) Each annual statement as to compliance described in Section 3.09;

                          (B) Each annual independent public accountants' servicing report described in Section 3.10; and

                          (C) Each notice delivered pursuant to Section 8.01(b) which relates to the fact that the Master Servicer has not made a Delinquency Advance.

         Any such notice pursuant to this Section 11.05 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to the addresses specified above for each such Rating Agency.

         Section 11.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         Section 11.07. Successors and Assigns. All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

         Section 11.08. Certificates Nonassessable and Fully Paid. The parties agree that the Certificateholders shall not be personally liable for obligations of the Trust, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever, and that the Certificates upon execution, authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

         Section 11.09. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, the Certificate Owners, the Certificate Insurer and their respective successors and permitted assigns. The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto. Except as otherwise provided in this Agreement, no other person will have any right or obligation hereunder.

         Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 11.11. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         Section 11.12. Insurance Agreement. The Trustee is authorized and directed to execute and deliver the Insurance Agreement and to perform the obligations of the Trustee thereunder.

         Section 11.13. Claims Upon the Certificate Insurance Policy. (a) The Trustee shall comply with the provisions of the Certificate Insurance Policy with respect to claims upon the Certificate Insurance Policy.

                 (b) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior written notice to the Trustee.

                 (c) The Trustee shall promptly notify the Certificate Insurer of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge, seeking the avoidance as a preferential transfer under the Bankruptcy Code (a "Preference Claim") of any distribution made with respect to the Class A Certificates. Each Certificateholder of Class A Certificates, by its purchase of Class A Certificates, the Master Servicer, the Seller, the Trustee, the Representative and each Originator hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedes or performance bond pending any such appeal.

         Section 11.14. Effect of Payments by the Certificate Insurer; Subrogation. Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of the Class A Certificates from the Trust and shall not result in the payment of or the provision for the payment of the principal of or interest on the Class A Certificates within the meaning of
Section 5.01. The Seller, the Master Servicer, the Trustee, the Representative and each Originator acknowledge, and each Holder by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Seller, the Master Servicer, the Trustee, the Representative, any Originator or the Certificate Registrar, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on the Class A Certificates to the Holders of such Certificates, (i) the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

         The Trustee, Seller the Master Servicer, the Representative and each Originator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

         Section 11.15. Notices to the Certificate Insurer. All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Certificateholders shall also be sent to the Certificate Insurer.

                 IN WITNESS WHEREOF, the Seller, the Master Servicer, the Representative, the Trustee and each Originator have caused this Agreement to be duly executed by their respective officers all as of the day and year first above written.


                                       AVCO ABS RECEIVABLES CORP.,
                                       as Seller


                                       By:______________________________________
                                          Name:
                                          Title:


                                       AVCO FINANCIAL SERVICES MANAGEMENT
                                       COMPANY, as Master Servicer


                                       By:______________________________________
                                          Name:
                                          Title:


                                       AVCO FINANCIAL SERVICES, INC.,
                                       as Representative


                                       By:______________________________________
                                          Name:
                                          Title:



                                       THE ORIGINATORS:

                                       By:______________________________________
                                          Name:
                                          Title:

State of ______________________   )
                                  ) ss.:
County of ____________________    )


                 On the ____ day of _____________, 199_ before me, a notary public in and for the State of _______________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he is the _____________________ of Avco ABS Receivables Corp., a Nevada corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                  ______________________________
                                                          Notary Public


[Notarial Seal]

State of ______________________   )
                                  ) ss.:
County of ____________________    )


                 On the ____ day of _____________, 199_ before me, a notary public in and for the State of _______________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he is the _____________________ of Avco Financial Services Management Company, a Delaware corporation, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                  ______________________________
                                                          Notary Public


[Notarial Seal]

State of ____________________     )
                                  ) ss.:
County of ____________________    )


                 On the ____ day of _____________, 199_ before me, a notary public in and for the State of Delaware, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he is the _____________________ of Avco Financial Services, Inc., a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                                  ______________________________
                                                          Notary Public


[Notarial Seal]

State of ______________________   )
                                  ) ss.:
County of ____________________    )


                 On the ____ day of _____________, 199_ before me, a notary public in and for the State of _______________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he is the _____________________ of [Name of Trustee], a _______________________, one of the parties that executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.


                                                  ______________________________
                                                          Notary Public


[Notarial Seal]

State of ______________________   )
                                  ) ss.:
County of ____________________    )


                 On the ____ day of _____________, 199_ before me, a notary public in and for the State of _______________, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he is the _____________________ of each Originator listed on Exhibit D to the within Instrument, each a party that executed the foregoing instrument; and that he signed his name thereto by like order of the Board of Directors of each said corporation.


                                                  ______________________________
                                                          Notary Public


[Notarial Seal]

                                   EXHIBIT A


UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").


Certificate No.                            :       A-

Cut-Off Date                               :

First Distribution Date                    :

Initial Certificate Principal
Balance of this Certificate
("Denomination")                           :       $

Initial Class Principal
Balance                                    :       $

Pass-Through Rate                          :       __%

CUSIP                                      :

Class                                      :       A-

                 AVCO FINANCIAL HOME EQUITY LOAN TRUST 199_-__
           Home Equity Loan Asset-Backed Certificates, Series 199_-__
                                    Class A-

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting of closed-end fixed rate home equity loans (the "Home Equity Loans")

                     AVCO ABS RECEIVABLES CORP., as Seller

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A- Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller, the Master Servicer, the Representative or the Trustee referred to below or any of their respective affiliates. Neither this Class A- Certificate nor the Home Equity Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class A- Certificate (obtained by dividing the Denomination of this Class A- Certificate by the Class Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Home Equity Loans sold by Avco ABS Receivables Corp. (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Seller, Avco Financial Services Management Company, as master servicer (the "Master Servicer"), Avco Financial Services, Inc., as representative (the "Representative"), the Originators listed on Exhibit D thereto (collectively, the "Originators") and [Name of Trustee], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A- Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A- Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Class A-Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Class A- Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________ __, 199_

                                            [NAME OF TRUSTEE],
                                            as Trustee



                                            By ___________________________


This is one of the Class A- Certificates referenced in the within-mentioned Agreement

By ________________________________
         Authorized Signatory of
         [Name of Trustee]

                       [Reverse of Class A- Certificate]

                 AVCO FINANCIAL HOME EQUITY LOAN TRUST 199_-__
                  Home Equity Loan Asset-Backed Certificates,
                                 Series 199_-__

         This Certificate is one of a duly authorized issue of Certificates designated as Avco Financial Home Equity Loan Trust 199_-__, Home Equity Loan Asset-Backed Certificates, Series 199_-__(herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate will have the benefit of an irrevocable and unconditional certificate guaranty insurance policy issued by [Name of Certificate Insurer] (the "Certificate Insurer").

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the ____day of each month or, if such ____ day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is [the last day of the month preceding the month of such Distribution Date] [the day immediately preceding such Distribution Date].

         Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Class A Certificates having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the

Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Representative, each Originator and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Voting Rights of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in ___________________, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller and the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Period at the end of which the Pool Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balances, the Master Servicer will have the option to repurchase, in whole, from the Trust the Home Equity Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the day following the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Home Equity Loan in the Trust and (iii) the Distribution Date in __________, ____. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________ (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address: ______________
_________________________________________________.

Dated: _____________

                                        ________________________________________
                                        Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _for the account of _____________________ , account number _______, or, if mailed by check, to _______________________.
Applicable statements should be mailed to _____________________ .

         This information is provided by _____________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT B


SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF CERTAIN DUTIES SPECIFIED IN THE AGREEMENT.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R-__ CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO
SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                   :        R-

Percentage Interest
evidenced by this
Certificate                       :        [0.000001%][99.999999%]


                  AVCO FINANCIAL HOME EQUITY LOAN TRUST 199_-_
           Home Equity Loan Asset-Backed Certificates, Series 199_-_
                                   Class R-__

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust consisting primarily of pool of closed-end fixed rate home equity loans (the "Home Equity Loans")


                     AVCO ABS RECEIVABLES CORP., as Seller


         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Seller, the Master Servicer, the Representative or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Home Equity Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that ________________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Home Equity Loans sold by Avco ABS Receivables Corp. (the "Seller"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-Off Date specified above (the "Agreement") among the Seller, Avco Financial Services Management Company, as master servicer (the "Master Servicer"), Avco Financial Services, Inc., as representative (the "Representative), the Originators listed on Exhibit D thereto (collectively, the "Originators") and [Name of Trustee], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         No distributions are expected to be made on this Certificate. This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in
___________.

         No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant to the Agreement, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Seller. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.





                                  *     *    *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: ____________ __, 199_

                                            [NAME OF TRUSTEE]
                                            as Trustee



                                            By ___________________________


This is one of the Class R-__ Certificates referenced in the within-mentioned Agreement

By ________________________________
         Authorized Signatory of
         [NAME OF  TRUSTEE]

                      [Reverse of Class R-__ Certificate]

                  AVCO FINANCIAL HOME EQUITY LOAN TRUST 199_-_
                  Home Equity Loan Asset-Backed Certificates,
                                 Series 199_-_

         This Certificate is one of a duly authorized issue of Certificates designated as Avco Financial Home Equity Loan Trust 199_-_, Home Equity Loan Asset-Backed Certificates, Series 199_-_ (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

         Pursuant to the terms of the Agreement, a distribution will be made on the ____ day of each month or, if such ____ day is not a Business Day, then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is [the last Business Day of the month preceding the month of such Distribution Date] [the day immediately preceding such Distribution Date].

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the

Representative, each Originator and the Trustee with the consent of the Certificate Insurer and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Seller and the Trustee and any agent of the Seller or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Trustee nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date following the Period at the end of which the Pool Principal Balance is less than 10% of the Cut-Off Date Pool Principal Balances, the Master Servicer will have the option to repurchase, in whole, from the Trust the Home Equity Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of (A) payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the day following the Distribution Date on which the Aggregate Class A Principal Balance has been reduced to zero, (ii) the final payment or other liquidation of the last Home Equity Loan in the Trust and (iii) the Distribution Date in __________, ____. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT


         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________ (Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
_________________________________________________________.

Dated: _____________

                                        ________________________________________
                                        Signature by or on behalf of assignor

                           DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________ for the account of ______________________, account number _______, or, if mailed by check, to
__________________________________.  Applicable statements should be mailed to.

         This information is provided by _____________, the assignee named above, or _________________, as its agent.

                                   EXHIBIT C


                           HOME EQUITY LOAN SCHEDULE

                                   EXHIBIT D


                              LIST OF ORIGINATORS

                                   EXHIBIT E


                             FORM OF MORTGAGE NOTE

                                   EXHIBIT F


                                FORM OF MORTGAGE

                                   EXHIBIT G


                 AFFIDAVIT OF TRANSFER OF RESIDUAL CERTIFICATES
                          PURSUANT TO SECTION 6.02(d)

                  AVCO FINANCIAL HOME EQUITY LOAN TRUST 199_-_
                  Home Equity Loan Asset-Backed Certificates,
                                 Series 199_-_



STATE OF                          )
                                  ) ss.:
COUNTY OF                         )


         The undersigned, being first duly sworn, deposes and says as follows:

         1. The undersigned is an officer of __________, the proposed Transferee of an Ownership Interest in a Residual Certificate (the "Certificate") issued pursuant to the Pooling Agreement, (the "Agreement"), relating to the above-referenced Series, by and among Avco ABS Receivables Corp., as Seller (the "Seller"), Avco Financial Services Management Company, as master servicer (the "Master Servicer"), Avco Financial Services, Inc., as representative (the "Representative"), each Originator listed on Exhibit D thereto and [NAME OF TRUSTEE], as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or
(ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         5. The Transferee has reviewed the provisions of Section 6.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         8.      The Transferee's taxpayer identification number is
                 _________________.

         9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.




                                *      *      *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of ________________, 19_.

                                            [NAME OF TRANSFEREE]


                                            By:________________________________
                                               Name:
                                               Title:

[Corporate Seal]

ATTEST:


______________
[Assistant] Secretary

         Personally appeared before me the above-named ______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this __ day of ____, 19_.



                                            __________________________________
                                                 NOTARY PUBLIC

                                            My Commission expires the ___day
                                            of ______________, 19__.

                                                          EXHIBIT 1 to EXHIBIT G


                              Certain Definitions

         "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code section 511 on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Class R Certificate, (iv) rural electric and telephone cooperatives described in Code section 1381(a)(2)(c), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust to fail to qualify as a REMIC at any time that certain Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

         "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Seller.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.





                                     1-G-1

                                                          EXHIBIT 2 to EXHIBIT G


                        Section 6.02(d) of the Agreement

                 (d) No transfer, sale, pledge or other disposition of a Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, other than the transfer of the Tax Matters Person Residual Interest to the Trustee (i) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee and the Seller shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Seller that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Seller or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit H) and the transferee to execute an investment letter (in substantially the form of either Exhibit J, Exhibit K or Exhibit L attached hereto) acceptable to and in form and substance reasonably satisfactory to the Seller and the Trustee certifying to the Seller and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Seller. The Holder of a Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         No transfer of a Class R Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J, Exhibit K or Exhibit L, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Class R Certificate will





                                      2-G-1
not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of a Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Seller or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (iv) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

                 (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                 (ii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                          (A) an affidavit in the form of Exhibit G from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                          (B) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

                 (iii) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Class R





                                      2-G-2

         Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the Trustee received the documents specified in clause (ii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

                 (iv) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Seller to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Seller or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (iv) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

                 (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Seller will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section 6.02(d) shall cease to apply (and the applicable portions of the legend on a Class R Certificate may be deleted) to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee,
(i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.





                                      2-G-3

                                   EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Avco ABS Receivables Corp.
1727-B Charleston
Las Vegas, Nevada 89104
Attention:

[Trustee]
[Trustee Address]

                 Re:: Avco Financial Home Equity Loan Trust 199_-_ Home Equity Loan Asset-Backed Certificates, Series 199_-_, Class [ ]

Ladies and Gentlemen:

                 In connection without disposition of the above certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class R Certificate, we have knowledge the Transferee is not a Permitted Transferee.


                                            Very truly yours,



                                            ___________________________
                                            Print Name of Transferor


                                            By:  ______________________
                                                 Authorized Officer

                                   EXHIBIT I


                          FORM OF REQUEST FOR RELEASE


                                                                          [DATE]

[Trustee]
[Trustee Address]


                 Re:   Avco Financial Home Equity Loan Trust 199_-_
                       Home Equity Loan Asset-Backed Certificates, Series 199_-_


Ladies and Gentlemen:

         In connection with the administration of the Home Equity Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of ______________ ___, 199_, among Avco ABS Receivables Corp., as Seller, Avco Financial Services Management Company, as Master Servicer, Avco Financial Services, Inc., as Representative, each of the Originators listed on Exhibit D thereto and you, as Trustee (the "Agreement"), we hereby request a release of the Mortgage File held by you as Trustee with respect to the following described Home Equity Loan for the reason indicated below.

Loan No.:_

Reason for requesting file:

____     1.      Home Equity Loan paid in full.  (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Home Equity Loan which are required to be deposited in the Collection Account pursuant to Section
                 3.02 of the Agreement have been so deposited).

____     2.      Retransfer of Home Equity Loan.  (The Master Servicer hereby certifies that the Purchase Price has been deposited in the Collection Account pursuant to the Agreement.)

____     3.      The Home Equity Loan is being foreclosed.

____     4.      The Home Equity Loan is being re-financed by another
                 depository institution. (The Master Servicer hereby certifies that all amounts received in connection with the payment in full of the Home Equity Loan which are required to be deposited in the Collection Account pursuant to Section
                 3.02 of the Agreement have been so deposited).

____     5.      Other (Describe).

         The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Agreement and will promptly be returned to the Trustee when the need therefor by the Master Servicer no longer exists unless the Home Equity Loan has been liquidated.

         Capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

                                            AVCO FINANCIAL SERVICES
                                            MANAGEMENT COMPANY



                                            By:  ______________________________
                                                 Name:
                                                 Title: Servicing Officer

                                   EXHIBIT J


                   FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                                                          [DATE]



Avco ABS Receivables Corp.
1727-B Charleston
Las Vegas, Nevada  89104

[Trustee]
[Trustee Address]

                 Re: Avco Financial Home Equity Loan Trust 199_-_ Home Equity Loan Asset-Backed Certificates, Series 199_-_, Class [ ]
                          --------------------------------------------


Ladies and Gentlemen:

                 In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling Agreement.

                                            Very truly yours,

                                            [NAME OF TRANSFEREE]


                                            By:  ______________________________
                                                 Authorized Officer

                                   EXHIBIT K

                            FORM OF RULE 144A LETTER

                                                                          [DATE]


Avco ABS Receivables Corp.
1727-B Charleston
Las Vegas, Nevada 89104


[Trustee]
[Trustee Address]


                 Re: Avco Financial Home Equity Loan Trust 199_-_ Home Equity Loan Asset-Backed Certificates, Series 199_-_, Class [ ]
                          --------------------------------------------



Ladies and Gentlemen:

                 In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Seller concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities

Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT K


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]


                 The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                 (a) As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

                 (b) In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

                 ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                 ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                 ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority




---------------------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.




                                     1-K-1
                          having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

                 ___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                 ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                 ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                 ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                 ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

                 ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or
                          (d) of the Small Business Investment Act of 1958.

                 ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

                 (c) The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

                 (d) For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their





                                      1-K-2
market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

                 (e) The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

                 (f) Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                            Print Name of Buyer


                                            By:___________________________
                                               Name:
                                               Title:

                                            Date:





                                     1-K-3

                                                            ANNEX 2 TO EXHIBIT K


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]


                 The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

                 (g) As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

                 1. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause
(ii) in the preceding sentence applies, the securities may be valued at market.

                 ___ The Buyer owned $______ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                 ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $_____in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                 2. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).





                                      2-K-1

                 3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                 4. The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                 5. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                               Print Name of Buyer or Adviser


                                               By:___________________________
                                                  Name:
                                                  Title:

                                               IF AN ADVISER:


                                               ______________________________
                                               Print Name of Buyer


                                               Date:





                                      2-K-2

                                   EXHIBIT L


                        FORM OF INSURANCE COMPANY LETTER


                                     [DATE]


Avco ABS Receivables Corp.
1727-B Charleston
Las Vegas, Nevada  89104

[Trustee]
[Trustee Address]


                 Re: Avco Financial Home Equity Loan Trust 199_-_ Home Equity Loan Asset-Backed Certificates, Series 199_-_, Class [ ]
                          --------------------------------------------


Ladies and Gentlemen:

         In connection with our acquisition o the above-captioned Certificates, [Name of Officer] certifies that:

         a. That he [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), an insurance company duly authorized and existing under the laws of the State of _________, on behalf of which he [she] makes this representation (the "Representation").

         b. The Transferee is an insurance company investing assets of its "insurance company general account" and the exemption provided by Section III(a) of Department of Labor Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35925 (July 12, 1995) applies to the Transferee's acquisition and holding of such Certificate.

         c. The Transferee hereby acknowledges that under the terms of the Agreement, no transfer of any ERISA-restricted Certificate shall be permitted unless the Trustee has received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee, that such transferee is not an employee benefit plan or arrangement (a "Plan") subject to section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or subject to section 4975 of the internal Revenue Code of 1986, as amended (the "Code"), nor a person acting on behalf of any such Plan, nor using the assets of such

Plan to effect such transfer, (ii) if the purchaser is an insurance company purchasing such Certificate with funds in its general account, a representation in effect similar to this Representation, or (iii) an Opinion of Counsel satisfactory to the Trustee, to the effect that the purchase or holding of such Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code.

         d. All terms used and not otherwise defined in this Representation shall have the same meanings assigned to them in the Agreement.

         [e.     The Certificates shall be registered in the name of
______________, as nominee for the Transferee.]


         IN WITNESS HEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer], this day of _______, 199_.


                                            ______________________________
                                            [Name of Transferee]


                                            By: __________________________
                                                Name:
                                                Title:


The undersigned hereby acknowledges that it is holding and will hold the Certifi-cate at the exclusive direction of and as nominee of the Transferee named above.


______________________________
[Name of Transferee]

By: __________________________
       Name:
       Title:

                                   EXHIBIT M


                     FORM OF TRUSTEE INITIAL CERTIFICATION





                                                               __________, 199__


[Certificate Insurer]
[Certificate Insurer Address]

Avco ABS Receivables Corp.
1727-B Charleston
Las Vegas, Nevada  89104

Avco Financial Services Management Company
600 Anton Boulevard
Costa Mesa, California  92629

Avco Financial Services, Inc.
600 Anton Boulevard
Costa Mesa, California  92629

                 Re: Pooling and Servicing Agreement, dated as of ________ __, 199_relating to Avco Financial Home Equity Loan Trust 199_-_
                          -----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, if any (the "Loan Exception Report"), it or the Custodian on its behalf has received an Assignment of Mortgage, or a certified copy thereof, and a Mortgage Note with respect to each Home Equity Loan listed in the Home Equity Loan Schedule and the documents contained therein appear to bear original signatures.

         The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents or any of the Home Equity Loans identified on the Home

Equity Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Home Equity Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            [NAME OF TRUSTEE]
                                            as Trustee


                                            By:      __________________________
                                            Name:    __________________________
                                            Title:   __________________________

                                   EXHIBIT N


                      FORM OF TRUSTEE FINAL CERTIFICATION





                                                               __________, 199__


[Certificate Insurer]
[Certificate Insurer Address]

Avco ABS Receivables Corp.
1727-B Charleston
Las Vegas, Nevada  89104

Avco Financial Services Management Company
600 Anton Boulevard
Costa Mesa, California  92629

Avco Financial Services, Inc.
600 Anton Boulevard
Costa Mesa, California  92629

                 Re: Pooling and Servicing Agreement, dated as of ________ __, 199_relating to Avco Financial Home Equity Loan Trust 199_-_
                          -----------------------------------------------------

Ladies and Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as noted on the attachment hereto, as to each Home Equity Loan listed in the Home Equity Loan Schedule (other than any Home Equity Loan paid in full or listed on the attachment hereto) it or the Custodian on its behalf has reviewed the documents delivered to it or to the Custodian on its behalf pursuant to
Section 2.01 (other than items listed in Section 2.01(a)(vii) and (viii)) of the Pooling and Servicing Agreement and has determined that (i) all such documents are in its possession or in the possession of the Custodian on its behalf, (ii) such documents have been reviewed by it and have not been mutilated, damaged, torn or otherwise physically altered and relate to such Home Equity Loan, (iii) based on its examination, and only as to the foregoing documents, the information set forth in the Home Equity Loan Schedule respecting such Home Equity Loan is correct and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of the Pooling and Servicing Agreement. Further, each Mortgaged Property is a Residential dwelling of the type set forth in the appraisal obtained in connection with the origination of the related Home Equity Loan.

         The Trustee has made no independent examination of such documents beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any such documents contained in each or any of the Home Equity Loans identified on the Home Equity Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Home Equity Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            [NAME OF TRUSTEE],
                                            as Trustee


                                            By:      __________________________
                                            Name:    __________________________
                                            Title:   __________________________






                                      N-2